Exhibit 10


                                               Published CUSIP Number: _________









                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                       UNIVERSAL AMERICAN FINANCIAL CORP.,

                          VARIOUS LENDING INSTITUTIONS,

                                       and

                             BANK OF AMERICA, N.A.,
                          as the Administrative Agent,
                     the Collateral Agent and the L/C Issuer



                            Dated as of May 28, 2004


                                  $120,000,000


                      ING CAPITAL LLC, as Syndication Agent

                      SUNTRUST BANK, as Documentation Agent

                         BANC OF AMERICA SECURITIES LLC,
                     as Sole Lead Arranger and Book Manager

                                TABLE OF CONTENTS


                                                                                                                 Page

SECTION 1.        Amount and Terms of Credit......................................................................1
   1.01      Commitments..........................................................................................1
   1.02      Minimum Amount of Each Borrowing; Maximum Number of Borrowings.......................................2
   1.03      Notice of Borrowing..................................................................................2
   1.04      Disbursement of Funds................................................................................3
   1.05      Notes................................................................................................4
   1.06      Conversions..........................................................................................4
   1.07      Letters of Credit....................................................................................4
   1.08      Pro Rata Borrowings.................................................................................11
   1.09      Interest............................................................................................11
   1.10      Interest Periods....................................................................................12
   1.11      Increased Costs, Illegality, etc....................................................................13
   1.12      Compensation........................................................................................15
   1.13      Change of Lending Office............................................................................15
   1.14      Replacement of Banks................................................................................16
SECTION 2.        Fees; Commitments..............................................................................16
   2.01      Fees................................................................................................16
   2.02      Mandatory Reductions of Commitments.................................................................16
SECTION 3.        Payments.......................................................................................17
   3.01      Termination or Reduction of the Total Revolving Loan Commitment.....................................17
   3.02      Voluntary Prepayments...............................................................................17
   3.03      Mandatory Repayments and Prepayments................................................................17
   3.04      Method and Place of Payment.........................................................................20
   3.05      Net Payments........................................................................................21
SECTION 4.        Conditions Precedent...........................................................................23
   4.01      Effectiveness; Notes................................................................................24
   4.02      No Default; Representations and Warranties..........................................................24
   4.03      Officer's Certificate...............................................................................24
   4.04      Opinions of Counsel.................................................................................24
   4.05      Corporate Proceedings...............................................................................24
   4.06      No Material Adverse Effect..........................................................................24
   4.07      Litigation..........................................................................................24
   4.08      Subsidiary Guaranty.................................................................................25
   4.09      Pledge Agreement....................................................................................25
   4.10      Security Agreement..................................................................................25
   4.11      Lien Searches.......................................................................................26
   4.12      Consummation of the Transaction.....................................................................26
   4.13      Acquisition Documents...............................................................................26
   4.14      Financial Statements; Projections...................................................................26
   4.15      Approvals, etc......................................................................................27
   4.16      Indebtedness........................................................................................27
   4.17      Payment of Fees.....................................................................................27
   4.18      Notice of Borrowing.................................................................................27
   4.19      Insurance Policies..................................................................................27
   4.20      Capital Structure...................................................................................27
   4.21      Ratings.............................................................................................27
SECTION 5.        Representations, Warranties and Agreements.....................................................28
   5.01      Corporate Status....................................................................................28


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   5.02      Corporate Power and Authority.......................................................................28
   5.03      No Contravention of Laws, Agreements or Organizational Documents....................................28
   5.04      Litigation and Contingent Liabilities...............................................................29
   5.05      Use of Proceeds; Margin Regulations.................................................................29
   5.06      Approvals...........................................................................................29
   5.07      Investment Company Act..............................................................................29
   5.08      Public Utility Holding Company Act..................................................................29
   5.09      True and Complete Disclosure; Projections and Assumptions...........................................30
   5.10      Consummation of Transaction.........................................................................30
   5.11      Financial Condition; Financial Statements...........................................................30
   5.12      Security Interests..................................................................................31
   5.13      Tax Returns and Payments............................................................................31
   5.14      Compliance with ERISA...............................................................................31
   5.15      Subsidiaries........................................................................................32
   5.16      Intellectual Property, etc..........................................................................33
   5.17      Pollution and Other Regulations.....................................................................33
   5.18      Labor Relations; Collective Bargaining Agreements...................................................33
   5.19      Representations and Warranties in Transaction Documents.............................................34
   5.20      Indebtedness........................................................................................34
   5.21      Compliance with Statutes, etc.......................................................................34
   5.22      Insurance Licenses..................................................................................34
SECTION 6.        Affirmative Covenants..........................................................................34
   6.01      Information Covenants...............................................................................34
   6.02      Books, Records and Inspections......................................................................37
   6.03      Insurance...........................................................................................37
   6.04      Payment of Taxes....................................................................................38
   6.05      Corporate Franchises................................................................................38
   6.06      Compliance with Statutes, etc.......................................................................38
   6.07      ERISA...............................................................................................38
   6.08      Performance of Obligations..........................................................................39
   6.09      Good Repair.........................................................................................39
   6.10      End of Fiscal Years; Fiscal Quarters................................................................39
   6.11      Maintenance of Licenses and Permits.................................................................39
   6.12      Register............................................................................................39
   6.13      Ratings.............................................................................................40
SECTION 7.        Negative Covenants.............................................................................40
   7.01      Changes in Business.................................................................................40
   7.02      Consolidation, Merger, Sale or Purchase of Assets...................................................40
   7.03      Liens...............................................................................................42
   7.04      Indebtedness........................................................................................44
   7.05      Capital Expenditures................................................................................45
   7.06      Advances, Investments and Loans.....................................................................46
   7.07      Modifications of Agreements, etc....................................................................47
   7.08      Dividends, Restricted Payments, etc.................................................................48
   7.09      Transactions with Affiliates........................................................................49
   7.10      Leverage Ratio......................................................................................49
   7.11      Fixed Charge Coverage Ratio.........................................................................49
   7.12      Minimum Risk Based Capital..........................................................................49
   7.13      Minimum Consolidated Net Worth......................................................................50
   7.14      Minimum Combined Adjusted Statutory Capital and Surplus.............................................50


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
   7.15      Issuance of Stock...................................................................................50
   7.16      Creation of Subsidiaries............................................................................50
   7.17      Partnership Agreements..............................................................................51
SECTION 8.        Events of Default..............................................................................51
   8.01      Payments............................................................................................51
   8.02      Representations, etc................................................................................51
   8.03      Covenants...........................................................................................51
   8.04      Default Under Other Agreements......................................................................51
   8.05      Bankruptcy, etc.....................................................................................51
   8.06      ERISA...............................................................................................52
   8.07      Invalidity of Credit Documents......................................................................52
   8.08      Collateral Documents................................................................................52
   8.09      Judgments...........................................................................................53
   8.10      Remedies Upon Event of Default......................................................................53
   8.11      Application of Funds................................................................................53
SECTION 9.        Definitions....................................................................................54
SECTION 10.       The Administrative Agent.......................................................................75
   10.01     Appointment.........................................................................................75
   10.02     Delegation of Duties................................................................................76
   10.03     Liability of the Administrative Agent...............................................................76
   10.04     Reliance by the Administrative Agent................................................................76
   10.05     Notice of Default...................................................................................77
   10.06     Credit Decision; Disclosure of Information by the Administrative Agent..............................77
   10.07     Indemnification.....................................................................................77
   10.08     The Administrative Agent in its Individual Capacity.................................................78
   10.09     Successor Administrative Agent......................................................................78
   10.10     Administrative Agent May File Proofs of Claim.......................................................78
   10.11     Other Agents; Arrangers and Managers................................................................79
SECTION 11.       Miscellaneous..................................................................................79
   11.01     Payment of Expenses and Taxes; Indemnification by the Borrower......................................79
   11.02     Right of Setoff.....................................................................................80
   11.03     Notices.............................................................................................81
   11.04     Benefit of Agreement................................................................................82
   11.05     No Waiver; Remedies Cumulative......................................................................84
   11.06     Payments Pro Rata...................................................................................84
   11.07     Payments Set Aside..................................................................................85
   11.08     Calculations; Computations..........................................................................85
   11.09     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE....................................................86
   11.10     Counterparts........................................................................................87
   11.11     Effectiveness.......................................................................................87
   11.12     Headings Descriptive................................................................................87
   11.13     Amendment or Waiver.................................................................................87
   11.14     Survival............................................................................................88
   11.15     Domicile of Loans...................................................................................88
   11.16     Interest Rate Limitations...........................................................................89
   11.17     Confidentiality.....................................................................................89
   11.18     WAIVER OF JURY TRIAL................................................................................89
   11.19     Severability........................................................................................90
   11.20     USA Patriot Act Notice..............................................................................90
   11.21     Entire Agreement....................................................................................90
   11.22     Restatement of Original Agreement...................................................................90


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
Schedule 1        -    List of Banks and Commitments
Schedule 2        -    Bank Addresses
Schedule 5.04     -    Existing Litigation
Schedule 5.13     -    Past Due Tax Returns and Payments
Schedule 5.14     -    Pension Plans and Post-Retirement Health Care Obligations
Schedule 5.15     -    Subsidiaries
Schedule 5.18     -    Collective Bargaining Agreements
Schedule 5.20     -    Existing Indebtedness
Schedule 7.03     -    Existing Liens
Schedule 7.06     -    Existing Investment Commitments


Exhibit A         -    Form of Notice of Borrowing
Exhibit B-1       -    Form of Amended and Restated Term Note
Exhibit B-2       -    Form of Amended and Restated Revolving Note
Exhibit C         -    Form of Opinion(s) of Counsel to the Credit Parties
Exhibit D         -    Form of Officer's Certificate
Exhibit E         -    Form of Section 3.05(e)(ii) Certificate
Exhibit F         -    Form of Amended and Restated Subsidiary Guaranty
Exhibit G         -    Form of Amended and Restated Pledge Agreement
Exhibit H         -    Form of Amended and Restated Security Agreement
Exhibit I         -    Form of Compliance Certificate
Exhibit J         -    Form of Assignment and Assumption Agreement



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
           AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 28, 2004, among UNIVERSAL AMERICAN FINANCIAL CORP., a New York corporation (the "Borrower"), the lending institutions listed from time to time on Schedule 1 hereto (each a "Bank" and, collectively, the "Banks"), and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent") and L/C Issuer (defined herein). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                                    RECITALS:

           A. The Borrower has entered into that certain Credit Agreement dated as of March 31, 2003, as amended by that certain First Amendment to Credit Agreement dated as of May 27, 2003, and as further amended by that certain Second Amendment to Credit Agreement dated as of October 29, 2003 (such Credit Agreement, as so amended, the "Original Agreement") with Bank of America, in its capacity as administrative agent thereunder and as a bank, and certain other banks party thereto (together with Bank of America, the "Existing Banks"), providing for, among other things, a revolving credit facility up to $15,000,000 and a term loan facility up to $65,000,000.

           B. Subject to the terms and conditions set forth below, the Borrower and the Banks desire to entirely amend, modify and restate the Original Agreement.

           C. The amendment and restatement of the Original Agreement hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness and obligations outstanding under the Original Agreement, which indebtedness and obligations under the Original Agreement shall remain outstanding hereunder on the terms and conditions hereinafter provided.

           In consideration of the foregoing and the mutual covenants contained herein, the Borrower, Bank of America (in its capacity as Administrative Agent under this Agreement and the Original Agreement), and the Banks agree that, effective upon the Effective Date, the Original Agreement is amended and restated in its entirety as follows:

SECTION 1.        Amount and Terms of Credit.

           1.01 Commitments. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make or maintain a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn or maintained, to the extent such Bank has a commitment under such Facility, under the Term Loan Facility and the Revolving Loan Facility, respectively, as set forth below:

          (a) Each Loan under the Term Loan Facility (each, a "Term Loan" and, collectively, the "Term Loans"):

               (i) shall be incurred by the Borrower on the Initial Borrowing Date or, in the case of the Existing Term Loans, shall have been incurred under the Original Agreement;

               (ii) shall be denominated in Dollars;

               (iii) may, except as hereinafter provided, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans;

               (iv) shall not exceed, in the aggregate for any Bank, the Term Loan Commitment of such Bank; and

               (v) once repaid, may not be reborrowed.


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          (b) Each Existing Term Loan:

               (i) shall be deemed to have been incurred under the Term Loan Facility pursuant to this Agreement, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof; and

               (ii) shall be sold and assigned among the Banks on the Effective Date (and such sale and assignment shall be effected by the execution and delivery of this Agreement and shall be deemed to be made pursuant to assignment and acceptance agreements in the form of Exhibit J to the Original Agreement) so that, from and after the Effective Date, each Existing Term Loan is held by each of the Banks pro rata based on the percentage that its Term Loan Commitment is of the Total Term Loan Commitment.

          (c) Each Loan under the Revolving Loan Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans"):

               (i) may be incurred by the Borrower at any time and from time to time on and after the Initial Borrowing Date but prior to the Revolving Loan Maturity Date;

               (ii) shall be denominated in Dollars;

               (iii) may, except as hereinafter provided, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans incurred as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type;

               (iv) may be repaid and reborrowed in accordance with the provisions hereof; and

               (v) shall not exceed, for any Bank, a principal amount which, when added to the Outstanding Amount of all other Revolving Loans made by such Bank plus such Bank's pro rata share of the Outstanding Amount of all L/C Obligations, equals the Revolving Loan Commitment of such Bank.

           1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing hereunder shall not be less than $1,000,000 and, if in excess thereof, shall be in an integral multiple of $500,000; provided, however, that a Borrowing of Revolving Loans constituting Base Rate Loans may be equal to the Total Unutilized Revolving Loan Commitment. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than three Borrowings of Term Loans that are Eurodollar Loans and five Borrowings of Revolving Loans that are Eurodollar Loans.

           1.03 Notice of Borrowing.

          (a) Whenever the Borrower desires to incur Loans under any Facility, it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or


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
     telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be incurred hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as expressly provided in Section 1.11, be irrevocable, and, in the case of each written notice and each written confirmation of telephonic notice, shall be substantially in the form of Exhibit A hereto, appropriately completed to specify (i) the Facility pursuant to which such Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day) and (iv) whether such Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank which has a Commitment under the Facility specified in the relevant Notice of Borrowing written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the relevant Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

           1.04 Disbursement of Funds.

          (a) Subject to the terms and conditions herein set forth, no later than 11:00 A.M. (New York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment under the relevant Facility will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in immediately available funds, denominated in Dollars, at the Payment Office and the Administrative Agent will promptly make available to the Borrower by depositing to the Borrower's account at the Payment Office or such other account as the Borrower may designate, the amounts so made available in immediately available funds, denominated in Dollars. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall within two Business Days pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.09, for the respective Loans.


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
          (b) Nothing in this Section 1.04 shall, or shall be deemed to, relieve any Bank from its obligation to fulfill its commitments and to fully perform its obligations hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

           1.05 Notes.

          (a) The Credit Extensions made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent (including, without limitation, the Register) and each Bank shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Banks to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Bank made through the Administrative Agent, the Borrower shall execute and deliver to such Bank (through the Administrative Agent) one or more of the following Notes (as the case may be): (i) a Term Note and (ii) a Revolving Note, which shall evidence such Bank's Loans in addition to such accounts or records. Each Bank may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

          (b) In addition to the accounts and records referred to in clause (a), each Bank and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Bank of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Bank in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

           1.06 Conversions. The Borrower shall have the option to convert on any Business Day, all or a portion at least equal to $1,000,000 (and, if in excess thereof, an integral multiple of $500,000) of the Outstanding Amount of the Loans of one Type pursuant to a Facility into a Borrowing or Borrowings of the other Type of Loan under such Facility; provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans pursuant to such Borrowing to less than $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Event of Default has occurred and is continuing on the date of such conversion, (iii) Borrowings of Eurodollar Loans resulting from this Section
1.06 shall be limited in number as provided in Section 1.02 and (iv) each such conversion shall be made pro rata among the Loans of each Bank of the Type being converted. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if such Loans are to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

           1.07 Letters of Credit.

          (a) The Letter of Credit Commitment.


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               (i) Subject to the terms and conditions set forth herein, (A) the
          L/C Issuer agrees, in reliance upon the agreements of the other Banks set forth in this Section 1.07 (1) from time to time on any Business Day during the period from the Initial Borrowing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided that any of the Borrower's Subsidiaries may be named as the account party in any Letter of Credit), and to amend or renew Letters of Credit previously issued by it, in each case in accordance with clause (b) below, and
          (2) to honor drafts under the Letters of Credit; and (B) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Bank shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the aggregate Outstanding Amount of all Revolving Loans and L/C
          Obligations would exceed the Total Revolving Loan Commitment or (y) the Outstanding Amount of all Revolving Loans of such Bank, plus such Bank's pro rata share of the Outstanding Amount of all L/C
          Obligations, would exceed such Bank's Revolving Loan Commitment.
          Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

               (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                    (A) any order, judgment or decree of any Governmental
               Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Legal Requirements applicable to the L/C Issuer or any request or directive (whether or not having the force of law, but if not having the force of law, one which applies generally to a class or category of financial institutions of which the L/C Issuer is part and compliance with which is in accordance with the general practice of those institutions) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

                    (B) subject to Section 1.07(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Banks have approved such expiry date;

                    (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Banks have approved such expiry date;


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
                    (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                    (E) such Letter of Credit is in an initial amount less than
               $500,000.

               (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

               (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended;
          (B) the proposed date of amendment thereof (which shall be a Business
          Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.

               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Bank's pro rata share of the Total Revolving Loan Commitment times the amount of such Letter of Credit.

               (iii) If the Borrower so requests in any Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Banks shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined, in good faith, that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 1.07(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Bank or the Borrower that one or more of the applicable conditions specified in Section 4 is not then satisfied.

               (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c) Drawings and Reimbursements; Funding of Participations.

               (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. Following receipt of such notice by the L/C Issuer, the Borrower shall, not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Bank of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Bank's pro rata share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
          Section 1.02 for the principal amount of Base Rate Loans, but subject to the amount of the Total Unutilized Revolving Loan Commitment and the applicable conditions set forth in Section 4 (other than the delivery of a Notice of Borrowing). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 1.07(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (ii) Each Bank (including the Bank acting as L/C Issuer) shall upon any notice pursuant to Section 1.07(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its pro rata share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 1.07(c)(iii), each Bank that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the applicable conditions set forth in Section 4 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Percentage then in effect for Base Rate Loans under the Revolving Credit Facility. In such event, each Bank's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 1.07(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 1.07.

               (iv) Until each Bank funds its Revolving Loan or L/C Advance pursuant to this Section 1.07(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Bank's pro rata share of such amount shall be solely for the account of the L/C Issuer.

               (v) Each Bank's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 1.07(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans pursuant to this Section 1.07(c) is subject to the applicable conditions set forth in Section 4 (other than delivery by the Borrower of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

               (vi) If any Bank fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Bank pursuant to the foregoing provisions of this Section 1.07(c) by the time specified in Section 1.07(c)(ii), the L/C Issuer (acting through the Administrative Agent) shall be entitled to recover from such Bank, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Bank (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (d) Repayment of Participations.

               (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Bank such Bank's L/C Advance in respect of such payment in accordance with Section 1.07(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Bank its pro rata share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

               (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 1.07(c)(i) is required to be returned under any of the circumstances described in Section
          11.07 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Bank shall pay to the Administrative Agent for the account of the L/C Issuer its pro rata share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Bank, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code; or

               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will, within two Business Days, notify the L/C Issuer.

          (f) Role of L/C Issuer. Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificate or document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person or any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or the Required Banks, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, or any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 1.07(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and document(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Banks, a security interest in all such Cash Collateral and all proceeds of the foregoing.

          (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

          (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Bank in accordance with its pro rata share a Letter of Credit fee for each Letter of Credit equal to the Applicable Percentage times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fee shall be computed on a quarterly basis in arrears. Such letter of credit fee shall be due and payable on the last Business Day of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Percentage during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

          (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within two Business Days following receipt by the Borrower of demand and are nonrefundable.

          (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

          (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is for the account of a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Borrower's Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

           1.08 Pro Rata Borrowings. All Loans, L/C Advances and participations in Letters of Credit under this Agreement shall be made by the Banks pro rata on the basis of their Term Loan Commitments and Revolving Loan Commitments, as the case may be. The obligations of the Banks to make Loans and L/C Advances and to fund participations in Letters of Credit are several and not joint. The failure of any Bank to make any Loan or L/C Advance or to fund such participation on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Loan or L/C Advance or to purchase its participation.

           1.09 Interest.

          (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the Applicable Percentage then in effect for Base Rate Loans (under the Revolving Loan Facility or the Term Loan Facility, as applicable) plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan or (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the Applicable Percentage then in effect for Eurodollar Loans (under the Revolving Loan Facility or the Term Loan Facility, as applicable) plus the relevant Eurodollar Rate for the Interest Period applicable to such Eurodollar Loan.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder, and, during the existence of an Event of Default under Section 8.01, the Outstanding Amount of each Loan, shall bear interest at a rate per annum equal to 2% in excess of the rate of interest otherwise then applicable thereto.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 11.08(b) and (c).

          (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

           1.10 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

               (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

               (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) no Interest Period for a Borrowing under a Facility may be elected if it would extend beyond the Maturity Date for such Facility;

               (v) no Interest Period may be elected at any time when an Event of Default has occurred and is continuing; and

               (vi) no Interest Period with respect to any Borrowing of Term Loans may be elected that would extend beyond any date upon which a mandatory repayment of Term Loans is required to be made under Section 3.03(i)(a) if, after giving effect to the selection of such Interest Period, the Outstanding Amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the Outstanding Amount of Term Loans permitted to be outstanding after such mandatory repayment.

If upon the expiration of any Interest Period, the Borrower has failed, or is not permitted, to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

           1.11 Increased Costs, Illegality, etc.

          (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined, in each case acting in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the Effective Date affecting the London interbank market for Dollar deposits generally, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (excluding any Taxes, Other Taxes and amounts relating thereto, payment with respect to which shall be governed solely and exclusively by Section 3.05) because of any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law, but if not having the force of law, one which applies generally to a class or category of financial institutions of which such Bank is part and compliance with which is in accordance with the general practice of those institutions), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate); or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful due to the compliance by such Bank in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law, but if not having the force of law, one which applies generally to a class or category of financial institutions of which such Bank is part and compliance with which is in accordance with the general practice of those institutions;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or notice of a new Interest Period pursuant to Section 1.10 given by the Borrower with respect to Eurodollar Loans which has not yet occurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing or, in the case of the selection of a new Interest Period for Eurodollar Loans pursuant to Section 1.10, shall be deemed to be a Notice of Conversion of such Borrowing to a Borrowing of Base Rate Loans, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, within 10 days of its receipt of written demand therefor (which shall include sufficient detail to demonstrate the basis for the calculation thereof, which basis shall be reasonable and consistently applied, submitted to the Borrower by such Bank and shall, absent manifest error, be conclusive evidence of the increased costs or reduction in the amount received or receivable by such Bank hereunder with respect to Eurodollar Loans), such additional amounts as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.11(b) as promptly as reasonably practicable and, in any event, within the time period required by applicable law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.11(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.11(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Bank to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Bank to convert each such affected Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is affected at any time, then all affected Banks must be treated in the same manner pursuant to this Section 1.11(b).

          (c) If, any Bank shall have determined that, after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law, but if not having the force of law, one which applies generally to a class or category of financial institutions of which such Bank is part and compliance with which is in accordance with the general practice of those institutions) of any such Governmental Authority, central bank or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing the rate of return on such Bank's or its parent corporation's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or its parent corporation's policies with respect to capital adequacy), then from time to time, the Borrower shall within 10 days of its receipt of written demand by such Bank (with a copy to the Administrative Agent), pay to such Bank such additional amount or amounts as will compensate such Bank or its parent corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis must be reasonable and consistently applied. Such written notice shall be received prior to or contemporaneously with any demand in respect thereof.

          (d) Notwithstanding anything in this Agreement to the contrary, to the extent that any notice required by this Section 1.11 or Section 1.12 is given by any Bank more than 180 days after such Bank obtained actual knowledge of the occurrence of the event giving rise to the additional costs of the type described in this Section 1.11 or Section 1.12, such Bank shall not be entitled to compensation under this Section 1.11 or Section
     1.12 for any amounts incurred or accruing more than 180 days prior to the giving of such notice to the Borrower.

           1.12 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit with respect to such Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.11(a)), or a new Interest Period for Eurodollar Loans selected pursuant to Section 1.10 does not become effective; (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other failure by the Borrower to repay its Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.11(b). The amount payable to such Bank by the Borrower under this Section 1.12 shall be an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the applicable Interest Period exceeds (ii) the amount of interest, which, in the reasonable opinion of such Bank, would have been payable to such Bank on the last day of such Interest Period in respect of a Dollar deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the date of such receipt or recovery and ending on the last day of such Interest Period.

           1.13 Change of Lending Office. The L/C Issuer and each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii) or Section 3.05 with respect to the L/C Issuer or such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of the L/C Issuer or such Bank) to designate another lending office for any Letters of Credit or Loans affected by such event; provided that such designation is made on such terms that, in the good faith opinion of the L/C Issuer or such Bank, the L/C Issuer or such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Borrower or the rights of the L/C Issuer or any Bank provided in Section 1.11 or 3.05.

           1.14 Replacement of Banks. If any Bank becomes a Defaulting Bank or upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c) or Section 3.05 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Event of Default has occurred and is continuing, to replace such Bank (the "Replaced Bank") with one or more Eligible Assignees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), provided that (i) at the time of any replacement pursuant to this Section 1.14, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Borrower or the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments, outstanding Loans and participations in L/C Obligations held by the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to (A) the principal of, and all accrued interest on, all outstanding Loans held by the Replaced Bank plus (B) all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 1.07(i) and Section 2.01, and (ii) all obligations (including, without limitation, all such amounts, if any, due and owing under Section 1.12) of the Borrower due and owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 6.12 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 3.05, 10.07 and 11.01(b)), which shall survive as to such Replaced Bank and (y) Schedule 1 hereto shall be deemed modified to reflect the changed Commitments (and/or outstanding Loans, as the case may be) resulting from the assignment from the Replaced Bank to the Replacement Bank.

SECTION 2. Fees; Commitments.

           2.01 Fees.

          (a) The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to and including the date on which the Total Revolving Loan Commitment has been terminated, computed at a rate for each day equal to the Applicable Percentage then in effect for Commitment Fees multiplied by the daily Unutilized Revolving Loan Commitment of each such Bank. Accrued Commitment Fees shall be due and payable in arrears on the last Business Day of each calendar quarter and the date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower shall pay to the Administrative Agent, for its own account when and as due, the administrative fee set forth in the Fee Letter.

          (c) All computations of Fees shall be made in accordance with Section 11.08(b).

           2.02 Mandatory Reductions of Commitments.

          (a) The Total Commitment (and the Commitment of each Bank) shall terminate in its entirety at 5:00 p.m. (New York time) on May 28, 2004 unless the Initial Borrowing Date has occurred on or before such date.

          (b) The Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall terminate on the earlier of (i) the Initial Borrowing Date, after giving effect to the incurrence of Term Loans on such date, and
     (ii) the date on which a Change of Control occurs.

          (c) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate on the earlier of (i) the Revolving Loan Maturity Date, and (ii) the date on which a Change of Control occurs.

SECTION 3. Payments.

           3.01 Termination or Reduction of the Total Revolving Loan Commitment. The Borrower may, upon notice to the Administrative Agent, terminate the Total Revolving Loan Commitment, or from time to time permanently reduce the Total Revolving Loan Commitment; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 A.M. (New York time) three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Total Revolving Loan Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations would exceed the Total Revolving Loan Commitment. The Administrative Agent will promptly notify the Banks of any such notice of termination or reduction of the Total Revolving Loan Commitment. Any reduction of the Total Revolving Loan Commitment shall be applied to the Revolving Loan Commitment of each Bank according to its pro rata share. All Commitment Fees accrued until the effective date of any termination of the Total Revolving Loan Commitment shall be paid on the effective date of such termination.

           3.02 Voluntary Prepayments. The Borrower shall have the right to prepay Loans, without premium or penalty (except for amounts payable pursuant to Section 1.12), in whole or in part, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans or Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such prepayment is made, which notice shall be received by the Administrative Agent (x) in the case of Base Rate Loans, no later than 12:00 Noon (New York time) one Business Day prior to the date of such prepayment, or (y) in the case of Eurodollar Loans, three Business Days prior to the date of such prepayment, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than $1,000,000; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each prepayment of Term Loans pursuant to this Section 3.02 shall be applied to reduce the then remaining Scheduled Repayments either in inverse order of maturity or on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment), in each case as the Borrower may direct in its sole discretion.

           3.03 Mandatory Repayments and Prepayments.

               (i) Requirements:

          (a) On each date set forth below, the Borrower shall be required to repay the principal amount of Term Loans as is set forth opposite such date (each such repayment, as the same may be reduced pursuant to Sections 3.02 and/or 3.03(ii)(a), a "Scheduled Repayment"):

------------------------------------ ---------------
 SCHEDULED REPAYMENT DATE              AMOUNT
------------------------------------ ---------------
June 30, 2004                        $1,312,500
------------------------------------ ---------------
September 30, 2004                   $1,312,500
------------------------------------ ---------------
December 31, 2004                    $1,312,500
------------------------------------ ---------------
March 31, 2005                       $1,312,500
------------------------------------ ---------------
June 30, 2005                        $1,312,500
------------------------------------ ---------------
September 30, 2005                   $1,312,500
------------------------------------ ---------------
December 31, 2005                    $1,312,500
------------------------------------ ---------------
March 31, 2006                       $1,312,500
------------------------------------ ---------------
June 30, 2006                        $1,312,500
------------------------------------ ---------------
September 30, 2006                   $1,312,500
------------------------------------ ---------------
December 31, 2006                    $1,312,500
------------------------------------ ---------------
March 31, 2007                       $1,312,500
------------------------------------ ---------------
June 30, 2007                        $1,312,500
------------------------------------ ---------------
September 30, 2007                   $1,312,500
------------------------------------ ---------------
December 31, 2007                    $1,312,500
------------------------------------ ---------------
March 31, 2008                       $1,312,500
------------------------------------ ---------------
June 30, 2008                        $1,312,500
------------------------------------ ---------------
September 30, 2008                   $1,312,500
------------------------------------ ---------------
December 31, 2008                    $1,312,500
------------------------------------ ---------------
March 31, 2009                       $80,062,500
------------------------------------ ---------------

          (b) Not later than the 120th day following the last day of each Excess Cash Flow Period (beginning with the Excess Cash Flow Period ending December 31, 2004), the Borrower will prepay the Outstanding Amount of the Term Loans in an amount, if positive, equal to the Excess Cash Flow (if any) for such Excess Cash Flow Period; provided that the Borrower will not be required to make any payment pursuant to this Section 3.03(i)(b) in respect of any Excess Cash Flow Period if the ratio of Consolidated Indebtedness of the Borrower to Consolidated Total Capital of the Borrower as of the last day of such Excess Cash Flow Period was less than or equal to 0.25:1.00.

          (c) Not later than one Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the proceeds of any Asset Sale (other than an Asset Sale consisting of the issuance of the Trust Preferred Securities), an amount equal to 100% of the Net Available Proceeds of such Asset Sale shall be applied as a mandatory prepayment of the Outstanding Amount of the Term Loans; provided that with respect to Assets Sales consummated in any fiscal year, an amount equal to the Net Available Proceeds therefrom (up to an amount not to exceed 10% of the Consolidated Net Worth of the Borrower as of the first day of such fiscal year) shall not be required to be so applied on such date to the extent that no Event of Default has occurred and is continuing and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall within 180 days following the date of such Asset Sale be used to purchase assets used, or to be used, in the business described in Section 7.01(a) (including, without limitation, the equity interest of a Person engaged in any such business), which certificate shall set forth the estimate of the proceeds to be so expended; provided further, that (1) if all or any portion of such Net Available Proceeds not so applied are not so used (or contractually committed to be used) within such 180 day period, an amount equal to such remaining portion shall be applied on the last day of such period as provided above in this Section 3.03(i)(c) (without regard to the first proviso herein) and (2) if an amount equal to all or any portion of such Net Available Proceeds are not required to be applied on the 180th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then an amount equal to such remaining portion shall be applied on the date of such termination or expiration as provided in this Section 3.03(i)(c) (without regard to the first proviso herein).

          (d) Not later than the Business Day following the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% (but 50% in the case of any Trust Preferred Securities issued after July 31, 2004) of the cash proceeds (net of underwriting discounts and commissions and other fees, costs and expenses incurred in connection therewith) of the incurrence of Indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments by the Borrower and/or any of its Subsidiaries (other than Indebtedness which is permitted by Section 7.04 and is outstanding on the Effective Date) shall be applied as a mandatory prepayment of the Outstanding Amount of the Term Loans.

          (e) Not later than one Business Day following the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 50% of the cash proceeds (net of underwriting discounts and commissions and other fees, costs and expenses incurred in connection therewith) of the sale or issuance of equity by, or cash capital contributions to, the Borrower or any Subsidiary of the Borrower (other than (i) any issuance of common stock by the Borrower to the extent issued to the employees or agents of the Borrower or its Subsidiaries, (ii) issuances of stock by Subsidiaries of the Borrower to the Borrower or to Wholly-Owned Subsidiaries of the Borrower, and capital contributions by the Borrower to its Subsidiaries, (iii) issuances of stock and capital contributions occurring in connection with the issuance of the Trust Preferred Securities and (iv) the first $30,000,000 of net cash proceeds from common stock equity issuances by the Borrower), shall be applied as a mandatory prepayment of the Outstanding Amount of the Term Loans.

          (f) On the date on which any Change of Control occurs, the outstanding amount of all Obligations shall be due and payable in full and the Borrower shall Cash Collateralize the L/C Obligations (in an amount equal to the Outstanding Amount thereof).

          (g) The Outstanding Amount of all Revolving Loans shall be due and payable in full on the Revolving Loan Maturity Date. In addition, if on any date the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of the Revolving Loans in an amount equal to such excess.

               (ii) Application:

          (a) Each mandatory prepayment of Term Loans pursuant to Section 3.03(i)(b), (c), (d) or (e) shall be applied to reduce the then remaining Scheduled Repayments either in inverse order of maturity or on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment), in each case as the Borrower may direct in its sole discretion.

          (b) With respect to each prepayment of Loans required by this Section
     3.03 but without limiting the required order of application set forth in
     Section 3.03(ii)(a), the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that (i) the Borrower shall first so designate all Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment prior to designating any other Eurodollar Loans; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12. Notwithstanding the foregoing provisions of this
     Section 3.03, if at any time the mandatory prepayment of Term Loans pursuant to Section 3.03(i)(b), (c), (d) or (e) would result, after giving effect to the first sentence of this clause (b), in the Borrower incurring breakage costs under Section 1.12 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may, if it so elects by notice to the Administrative Agent, Cash Collateralize a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder, with such Cash Collateral to be released (and applied to repay the principal amount of such Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Loans to which such Interest Period applies (or, if less, the amount of the remaining Cash Collateral).

               (iii) Term Loan Opt-Outs:

          (a) To the extent there are any outstanding Term Loans, any Bank, at its option, may elect not to accept such partial prepayment under Section
     3.03 (such Bank being a "Declining Bank"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment amount available to prepay the Banks (less any amounts that would otherwise be payable to the Declining Banks) shall be applied ratably to prepay the outstanding principal amount of Term Loans owed to the Banks other than the Declining Banks (collectively, the "Accepting Banks") and any amounts that would otherwise have been applied to prepay the outstanding principal amount of Term Loans owed to the Declining Banks shall instead be applied ratably to the outstanding principal amount of Term Loans owed to the Accepting Banks; provided, however, that upon prepayment in full of Term Loans owing to the Accepting Banks the remainder of any prepayment amount that is to be applied to Term Loans shall be applied ratably to prepay the outstanding principal amount of Term Loans owing to the Declining Banks.

          (b) The Borrower shall, not less than three Business Days before the date of such prepayment, give written notice to the Administrative Agent (which shall in turn promptly give written notice to the Banks holding the Term Loans) that a partial prepayment shall be made under Section 3.03. Any Bank may elect not to accept its ratable share of a partial prepayment by giving written notice to the Administrative Agent not later than 12:00 Noon (New York time) on the Business Day immediately preceding the scheduled prepayment date.

           3.04 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under the Credit Documents shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written, telex or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension period at the applicable rate in effect immediately prior to such extension.

           3.05 Net Payments.

          (a) All payments made by the Borrower under the Credit Documents will be made without condition or deduction for any counterclaim, defense, recoupment or setoff. In addition, except as provided in this Section 3.05, any and all payments by the Borrower to or for the account of the Administrative Agent, the L/C Issuer, or any Bank under any Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent, the L/C Issuer and each Bank, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent, the L/C Issuer or such Bank, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). Except as otherwise provided in clause (b) below, if the Borrower shall be required by any laws to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent, the L/C Issuer or any Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent, the L/C Issuer and such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to the L/C Issuer or such Bank) the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies (but specifically excluding all other United States Federal taxes, other than withholding taxes, unless such exclusion is not required as a condition for an exemption from reporting requirements under Sections 6011, 6111 or 6112 of the Code) which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

          (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent, the L/C Issuer or any Bank, the Borrower shall also pay to the Administrative Agent, the L/C Issuer or such Bank, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent, the L/C Issuer or such Bank specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent, the L/C Issuer or such Bank would have received if such Taxes or Other Taxes had not been imposed.

          (d) The Borrower agrees to indemnify the Administrative Agent, the L/C Issuer and each Bank for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent, the L/C Issuer and such Bank, (ii) amounts payable under Section 3.05(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this clause (d) shall be made within 30 days after the date the Bank, the L/C Issuer or the Administrative Agent, as the case may be, delivers to the Borrower a certificate pursuant to Section 3.05(g).

          (e) The Administrative Agent, the L/C Issuer and each Bank that is a party to this Agreement on the Effective Date represents to the Borrower that as of the Effective Date it is entitled to a complete exemption from United States withholding tax with respect to payments to be made under the Credit Documents. Upon the request of the Administrative Agent or the Borrower, each Bank that is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to
     Section 11.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, two accurate and complete original signed copies of Internal Revenue Service Form W-9. Upon the request of the Administrative Agent or the Borrower, each Bank that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8EXP (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under the Credit Documents, or (ii) if the Bank is not a "bank" within the meaning of
     Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN, W-8ECI or W-8EXP pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 3.05(e)(ii) Certificate") and (y) two accurate and complete original signed copies of the appropriate Internal Revenue Service Form certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under the Credit Documents. In addition, each Bank agrees that from time to time after the Effective Date, and from time to time upon reasonable request, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-9, W-8BEN, W-8ECI, W-8EXP or a Section 3.05(e)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued complete exemption from United States withholding tax with respect to payments under the Credit Documents, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 3.05(e). Notwithstanding anything to the contrary contained in Section 3.05(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable under the Credit Documents for the account of any Bank to the extent that such Bank has not provided to the Administrative Agent or the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and
     (y) the Borrower shall not be obligated to pay any additional amounts and to indemnify any Bank in the manner set forth in Sections 3.05(a) and (d) in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Administrative Agent or the Borrower pursuant to this Section 3.05(e) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.05 (other than Section 3.05(b)), except as set forth in Section 3.05(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Sections 3.05(a) and (d) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (f) If the Borrower pays any additional amount under this Section 3.05 to the Administrative Agent, the L/C Issuer or any Bank and such Person determines in its sole discretion, acting in good faith, that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Person shall pay to the Borrower an amount that such Person shall, in its sole discretion, acting in good faith, determine is equal to the net benefit, after tax, which was obtained by such Person in such year as a consequence of such Tax Benefit; provided, however, that (i) such Person may determine, in its sole discretion consistent with the policies of such Person, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on such Person as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Person that otherwise would not have expired) of any Tax Benefit with respect to which such Person has made a payment to the Borrower pursuant to this Section 3.05(f) shall be treated as a Tax for which the Borrower is obligated to indemnify such Person pursuant to this Section 3.05 without any exclusions or defenses; and (iii) nothing in this Section 3.05(f) shall require such Person to disclose any confidential information to the Borrower (including, without limitation, its tax returns) except as may be required by Section 11.17.

          (g) A certificate of the Administrative Agent, the L/C Issuer or any Bank claiming compensation under this Section 3.05 and setting forth in reasonable detail the basis for the calculation of the amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Bank may use any reasonable averaging and attribution methods.

SECTION 4. Conditions Precedent. The obligation of the Banks and the L/C Issuer to make Credit Extensions to the Borrower hereunder is subject, at the time of the making of each such Credit Extension (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

           4.01 Effectiveness; Notes. On or prior to the Initial Borrowing Date,
(i) the Effective Date shall have occurred, and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank requesting a promissory note the appropriate Term Note and/or Revolving Note dated the Initial Borrowing Date, executed by the Borrower in the amount, maturity and as otherwise provided herein.

           4.02 No Default; Representations and Warranties. At the time of the making of each Credit Extension and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Credit Extension, unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

           4.03 Officer's Certificate. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received an officer's certificate dated the Initial Borrowing Date, signed by an appropriate officer of the Borrower, stating that all of the applicable conditions set forth in Sections 4.02, 4.06, 4.07, 4.12 and 4.15 have been satisfied as of such date and showing the Consolidated Indebtedness to Consolidated Total Capital Ratio on such date after giving effect to the Transaction.

           4.04 Opinions of Counsel. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received an opinion or opinions, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from Weil, Gotshal & Manges LLP, counsel to the Credit Parties, and other counsel to the Credit Parties as may be qualified to opine on particular matters, substantially in the form of Exhibit C hereto.

           4.05 Corporate Proceedings.

          (a) On or prior to the Initial Borrowing Date, the Banks shall have received from each Credit Party an officer's certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, substantially in the form of Exhibit D hereto with appropriate insertions, together with (x) copies of the Organizational Documents of such Credit Party and (y) the resolutions of such Credit Party and the other documents referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Administrative Agent.

          (b) All corporate, tax and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the other Credit Documents and the Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

           4.06 No Material Adverse Effect. Since December 31, 2003, no event or circumstance shall have occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

           4.07 Litigation. Except as disclosed on Schedule 5.04, no actions, suits or proceedings shall be pending or, to the knowledge of any Responsible Officer of the Borrower, threatened (i) with respect to this Agreement or any other Credit Document, the Transaction Documents or the transactions contemplated hereby or thereby (including the Acquisition) or (ii) which, individually or in the aggregate, could (if adversely determined) reasonably be expected to have a Material Adverse Effect.

           4.08 Subsidiary Guaranty. On or prior to the Initial Borrowing Date, each Subsidiary Guarantor (including, upon consummation of the Acquisition, each of the Acquired Companies that is a Subsidiary Guarantor) shall have duly authorized, executed and delivered, or otherwise become a Subsidiary Guarantor party to the Subsidiary Guaranty, dated the Initial Borrowing Date, and the Subsidiary Guaranty shall be in full force and effect.

           4.09 Pledge Agreement. On or prior to the Initial Borrowing Date, each of the Pledgors (including, upon consummation of the Acquisition, each of the Acquired Companies that is a Pledgor) shall have duly authorized, executed and delivered, or otherwise become a Pledgor party to the Pledge Agreement, dated the Initial Borrowing Date, granting, creating and confirming Liens in favor of the Collateral Agent in and to the collateral described in the Pledge Agreement as security for the Obligations, which Pledge Agreement shall be in full force and effect, and shall have delivered to the Collateral Agent, as pledgee thereunder (unless previously delivered to the Collateral Agent in connection with the Original Agreement):

          (a) All of the certificated Stock, Limited Liability Company Interests and Partnership Interests referred to therein, endorsed in blank or together with undated stock powers or assignments executed in blank, as appropriate;

          (b) Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be reasonably necessary to perfect the security interests purported to be created by the Pledge Agreement;

          (c) Evidence of the completion of all recordings and filings of, or with respect to, the Pledge Agreement (other than the filing of the UCC-1 Financing Statements referred to in clause (b) above) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created thereunder; and

          (d) Evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Pledge Agreement have been taken or will be taken promptly after the Initial Borrowing Date.

           4.10 Security Agreement. On or prior to the Initial Borrowing Date, each Subsidiary Guarantor (including, upon consummation of the Acquisition, each of the Acquired Companies that is a Subsidiary Guarantor) shall have duly authorized, executed and delivered, or otherwise become a Subsidiary Guarantor party to the Security Agreement, dated the Initial Borrowing Date, granting, creating and confirming Liens in favor of the Collateral Agent in and to the collateral described in the Security Agreement as security for the Obligations, which Security Agreement shall be in full force and effect, and shall have delivered to the Collateral Agent, as secured party thereunder (unless previously delivered to the Collateral Agent in connection with the Original Agreement):

          (a) Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be reasonably necessary to perfect the security interests purported to be created by the Security Agreement;

          (b) Evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement (other than the filing of the UCC-1 Financing Statements referred to in clause (a) above) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created thereunder; and

          (c) Evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken or will be taken promptly after the Initial Borrowing Date.

           4.11 Lien Searches. Prior to the Initial Borrowing Date, the Administrative Agent shall have received Lien searches in the name of the Borrower and each Subsidiary Guarantor in each jurisdiction as the Administrative Agent may deem necessary, showing no financing statements or other Lien instruments of record except for Liens permitted hereunder or Liens being released concurrently with the Initial Borrowing Date.

           4.12 Consummation of the Transaction. Prior to or concurrently with the incurrence of Loans on the Initial Borrowing Date, the Acquisition shall have been consummated in accordance with the Acquisition Documents, which Acquisition Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Banks, and all Legal Requirements and each of the conditions precedent to the consummation of the Acquisition (including, without limitation, the accuracy in all material respects of the representations and warranties contained in the Acquisition Agreement) shall have been satisfied in all material respects, and not waived, except with the prior written consent of the Administrative Agent, to the reasonable satisfaction of the Administrative Agent.

           4.13 Acquisition Documents. On or before the Initial Borrowing Date, there shall have been delivered to the Administrative Agent, true and correct copies of the Acquisition Documents as in effect on the Initial Borrowing Date, and all terms of such Acquisition Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Banks.

           4.14 Financial Statements; Projections. On or before the Initial Borrowing Date, the Borrower shall have delivered or caused to be delivered to the Administrative Agent with copies for each Bank:

          (a) The audited balance sheet of (i) the Borrower and its Subsidiaries (on a consolidated basis) and (ii) Heritage Health, in each case for the fiscal year ended December 31, 2003, and the related statements of income, stockholders' equity and cash flows, in each case prepared in accordance with GAAP;

          (b) The Annual Statement of (i) each of the Borrower's Subsidiaries that is a Regulated Insurance Company, and (ii) SelectCare, in each case for the fiscal year ended December 31, 2003, as filed with the Applicable Insurance Regulatory Authority, and in each case prepared in accordance with SAP;

          (c) Projected financial statements for the Borrower and its Subsidiaries reflecting the projected financial condition, income and expenses of the Borrower and its Subsidiaries after giving effect to the Transaction and the other transactions contemplated hereby, which projected financial statements shall be reasonably satisfactory in form and substance to the Administrative Agent;

          (d) A closing funds flow statement in connection with the Transaction, in form and substance reasonably satisfactory to the Administrative Agent; and

          (e) A pro forma balance sheet of Borrower, as of the Initial Borrowing Date, after giving effect to the Transaction and the other transactions contemplated hereby.

           4.15 Approvals, etc. On or before the Initial Borrowing Date the following shall have occurred to the reasonable satisfaction of the Administrative Agent:

               (i) all Governmental Authority and material third party approvals (including, without limitation, any shareholder approvals), permits and licenses (including, without limitation, the approval of each Applicable Insurance Regulatory Authority) required in connection with the Transaction and this Agreement and the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein (including without limitation the Acquisition and the granting of Liens contemplated by the Collateral Documents), to the extent such approvals, consents, permits and licenses are required to be obtained or made prior to the Initial Borrowing Date, shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired, in each case without any action being taken by any competent authority (including any court having jurisdiction) which restrains, prevents or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of the Transaction or any such agreement or transaction; and

               (ii) the Borrower shall have delivered to the Administrative Agent the Form A (or its equivalent) filed by the Borrower with each Applicable Insurance Regulatory Authority in connection with the Transaction and this Agreement and the transactions contemplated by the Transaction Documents, together with the approval of each such Applicable Insurance Regulatory Authority (and all stipulations or conditions relating to such approval), which approvals (and stipulations and conditions, if any) shall be reasonably satisfactory to the Administrative Agent.

           4.16 Indebtedness. On the Initial Borrowing Date and after giving effect to the consummation of the Transaction, the only Indebtedness for borrowed money of the Borrower and its Subsidiaries shall be Indebtedness permitted under Section 7.04.

           4.17 Payment of Fees. On or prior to the Initial Borrowing Date, all costs, fees and expenses (including, without limitation, legal fees and expenses), and all other compensation required under the terms of the Credit Documents to be paid on or prior to the Initial Borrowing Date shall have been paid.

           4.18 Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to all Borrowings of Loans.

           4.19 Insurance Policies. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received evidence of insurance complying with the requirements of Section 6.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

           4.20 Capital Structure. On the Initial Borrowing Date, the corporate and capital structure (and all agreements related thereto) of the Borrower and its Subsidiaries and all organizational documents of the Credit Parties shall be reasonably satisfactory to the Administrative Agent.

           4.21 Ratings. On the Initial Borrowing Date, the Borrower shall have obtained ratings of the Indebtedness evidenced by this Agreement by S&P.

The acceptance of the benefits of the Credit Extensions on the Initial Borrowing Date and on the date of each Credit Extension thereafter shall constitute a representation and warranty by the Borrower to each of the Banks and the L/C Issuer that all of the applicable conditions specified in this Section 4 exist or have been satisfied as of such date. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office (or as the Administrative Agent may otherwise direct) for the account of each of the Banks.

SECTION 5. Representations, Warranties and Agreements. In order to induce the Banks and the L/C Issuer to enter into this Agreement and to make the Credit Extensions provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks and the L/C Issuer, all of which shall survive the execution and delivery of this Agreement and the making of the Credit Extensions (with the making of each Credit Extension being deemed to constitute a representation and warranty that the matters specified in this
Section 5 are true and correct in all material respects on and as of the date of the making of such Credit Extension (after giving effect to the consummation of the Transaction on such date) unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case such representation and warranty shall have been true and correct in all material respects as of such other specified date):

           5.01 Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing (where applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has been duly qualified and is authorized to do business and is in good standing (where applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

           5.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Each Credit Party has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

           5.03 No Contravention of Laws, Agreements or Organizational Documents. Neither the execution, delivery and performance by any Credit Party of the Transaction Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under (except for those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, loan agreement, credit agreement or other agreement to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Organizational Documents of the Borrower or any of its Subsidiaries.

           5.04 Litigation and Contingent Liabilities.

          (a) Except as disclosed on Schedule 5.04, there are no actions, suits or proceedings pending or, to the knowledge of any Responsible Officer of the Borrower, threatened in writing involving the Borrower or any of its Subsidiaries (including, without limitation, with respect to the Transaction, this Agreement or any documentation executed in connection therewith or herewith) which, individually or in the aggregate, could (if adversely determined) reasonably be expected to have a Material Adverse Effect.

          (b) Except as fairly reflected in the financial statements described in Section 5.11(b) (including the footnotes thereto), the Indebtedness permitted to be incurred under this Agreement and obligations incurred in the ordinary course of business since the date of the financial statements described in Section 5.11(b), there are as of the Initial Borrowing Date (and after giving effect to the Credit Extensions made on such date), no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and no Responsible Officer of the Borrower knows of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation, which, in the case of any of the foregoing referred to in this clause (b), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           5.05 Use of Proceeds; Margin Regulations.

          (a) The proceeds of all Credit Extensions shall be utilized to effect the Transaction and for working capital, capital expenditures and other lawful general corporate purposes.

          (b) Neither the making of any Credit Extension hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Credit Extension will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

           5.06 Approvals. Except for (i) filings and approvals made or obtained on or prior to the Initial Borrowing Date, (ii) filings required to be made in order to perfect the Liens created by the Collateral Documents and (iii) those filings or approvals the failure of which to make or obtain, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic Governmental Authority is required to authorize or is required prior to the Initial Borrowing Date in connection with (i) the execution, delivery and performance of any Transaction Document, (ii) the legality, validity, binding effect or enforceability of any Transaction Document or (iii) the consummation of the Transaction.

           5.07 Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

           5.08 Public Utility Holding Company Act. No Credit Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           5.09 True and Complete Disclosure; Projections and Assumptions. All written factual information (taken as a whole) heretofore or contemporaneously herewith furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Bank (including, without limitation, all information contained in the Transaction Documents, but excluding any projections) for purposes of or in connection with this Agreement or any transaction contemplated herein is true and accurate in all material respects on the date as of which such information is dated and not materially incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. All projections heretofore or contemporaneously herewith furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Bank are based on good faith estimates and assumptions believed by the Borrower to be reasonable and attainable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

           5.10 Consummation of Transaction. Prior to or concurrently with the incurrence or deemed incurrence of Loans on the Initial Borrowing Date, (i) the Transaction has been consummated in accordance with the terms and conditions of the Transaction Documents and all Legal Requirements and (ii) the Borrower is the owner of 100% of the outstanding capital stock of Heritage Health, free and clear of all Liens other than Liens permitted pursuant to Sections 7.03(a), (b) and (e). All applicable waiting periods with respect thereto have, or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction or the making of the Loans or the performance by the Borrower and its Subsidiaries of their obligations under the Transaction Documents.

           5.11 Financial Condition; Financial Statements.

          (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and all Indebtedness incurred, and to be incurred, on or prior to the Initial Borrowing Date, and Liens created, and to be created, on or prior to the Initial Borrowing Date, in connection with this Agreement, with respect to each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and
     (z) the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will have sufficient capital with which to conduct its or their business. For purposes of this Section 5.11(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) The (i) audited balance sheets of the Borrower and its Subsidiaries (on a consolidated basis) and (ii) the audited balance sheets of Heritage Health and its Subsidiaries, in each case for the fiscal year ended December 31, 2003, together with the related statements of income, stockholders' equity and cash flows of such Persons for the fiscal year and fiscal quarter, respectively, ended on such dates, heretofore delivered to the Banks, have been prepared in accordance with GAAP and present fairly in all material respects the financial position of such Persons at the dates of said statements and the results of operations for the periods covered thereby.

          (c) The audited Annual Statement of (i) each of the Borrower's Subsidiaries which is a Regulated Insurance Company and (ii) SelectCare, in each case for the fiscal year ended December 31, 2003, heretofore filed with the Applicable Insurance Regulatory Authority and delivered to the Banks, have been prepared in accordance with SAP and present fairly in all material respects the financial position of such Persons at the dates of said statements and the results of operations for the periods covered thereby.

          (d) Since December 31, 2003, there has been no event or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

           5.12 Security Interests. On and after the Initial Borrowing Date, the Collateral Documents create, as security for the Obligations, valid and enforceable perfected security interests in and Liens on all of the Collateral subject thereto, superior to and prior to the rights of all third persons and subject to no other Liens other than Liens permitted pursuant to Sections 7.03(a), (b), (d), (e), (f), (g), (h), (i), (l) and (m), in favor of the
Collateral Agent. At all times on or after the Initial Borrowing Date, the Borrower or the applicable Credit Party, as the case may be, has good and marketable title to all Collateral free and clear of all Liens (except as created pursuant to the Collateral Documents and except as permitted pursuant to Sections 7.03(a), (b), (d), (e), (f), (g), (h), (i), (l) and (m)).

           5.13 Tax Returns and Payments. Except as set forth on Schedule 5.13, the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and adequately disclosed and fully provided for in the financial statements of the Borrower and each of its Subsidiaries in accordance with GAAP or SAP, as the case may be. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Person) for the payment of, all material federal, state and foreign taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. Except as disclosed on Schedule 5.13, there is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of any Responsible Officer of the Borrower or any of its Subsidiaries, threatened in writing by any Governmental Authority regarding any material taxes relating to the Borrower or any of its Subsidiaries. Except as disclosed on Schedule 5.13, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, and no Responsible Officer of the Borrower is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

           5.14 Compliance with ERISA. (a) Schedule 5.14 sets forth each Plan. Except as disclosed on Schedule 5.14, (i) each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, except for noncompliance which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; (iii) no Reportable Event has occurred except for any Reportable Event which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) no Plan which is a multiemployer plan (as defined in Section 4001(a) (3) of ERISA) is insolvent or in reorganization; (v) no Plan has an Unfunded Current Liability, except for any Unfunded Current Liability which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (vi) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA, except where such deficiency, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (vii) all contributions required to be made with respect to a Plan have been timely made, except for any such contribution which, if not timely made, could not reasonably be expected to have a Material Adverse Effect; (viii) neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any material amount of such liability under any of the foregoing Sections with respect to any Plan; (ix) to the knowledge of any Responsible Officer of the Borrower, no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material amount of liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code except for any condition which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (x) no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA in a distress termination; (xi) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits or relating to qualified domestic relations orders) is pending or, to the knowledge of any Responsible Officer, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (xii) no Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA);
(xiii) neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability as a result of any group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) other than a multiemployer plan described in Section 3(37) of ERISA which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate having not been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (xiv) no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan and (xv) except with respect to certain post-retirement health care obligations, as disclosed on Schedule 5.14, the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

           5.15 Subsidiaries.

          (a) Schedule 5.15 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein) and also identifies the owner thereof, in each case existing on the Initial Borrowing Date (after giving effect to the Transaction). All such Subsidiaries are direct or indirect Wholly-Owned Subsidiaries of the Borrower.

          (b) All of the outstanding shares of capital stock of each Subsidiary of the Borrower listed on Schedule 5.15 have been duly authorized and validly issued and are fully paid and nonassessable and free from preemptive rights.

          (c) Except as set forth on Schedule 5.15, no Subsidiary of the Borrower listed on Schedule 5.15 has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (d) There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement or the other Credit Documents, (ii) Legal Requirements, (iii) customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, and (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement.

           5.16 Intellectual Property, etc. The Borrower and each of its Subsidiaries own or possess the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

           5.17 Pollution and Other Regulations. The Borrower and each of its Subsidiaries are in compliance with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all domestic and foreign jurisdictions in which the Borrower and each of its Subsidiaries is presently doing business, and the Borrower will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which the Borrower or such Subsidiary may then be doing business; in each case other than those the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.

           5.18 Labor Relations; Collective Bargaining Agreements.

          (a) Set forth on Schedule 5.18 is a list and description (including dates of termination) of all collective bargaining and similar agreements between or applicable to the Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and/or any Subsidiary on the Initial Borrowing Date.

          (b) Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. (i) There is no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened in writing against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against the Borrower or any of its Subsidiaries or threatened in writing against any of them, (ii) there is no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or threatened in writing against the Borrower or any of its Subsidiaries and
     (iii) to the best knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

           5.19 Representations and Warranties in Transaction Documents. All representations and warranties set forth in the Transaction Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

           5.20 Indebtedness. Schedule 5.20 sets forth a true and complete list of all Indebtedness outstanding under Sections 7.04(c) and (k) of the Borrower and its Subsidiaries as of the Initial Borrowing Date (after giving effect to the Transaction), in each case showing the aggregate principal amount thereof, the name of the lender in respect thereof and the name of the respective borrower and any other entity which has directly or indirectly guaranteed such Indebtedness.

           5.21 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable environmental laws), except those the noncompliance with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

           5.22 Insurance Licenses. Each Regulated Insurance Company has obtained and maintains in full force and effect all licenses and permits from all regulatory authorities necessary to operate in the jurisdictions in which such Regulated Insurance Company operates, in each case other than such licenses and permits the failure to obtain or maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 6. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter, for so long as this Agreement is in effect and until the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full and all Letters of Credit are terminated or expired:

           6.01 Information Covenants. The Borrower will furnish or cause to be furnished to each Bank:

          (a)  Annual Financial Statements.

               (i) As soon as available or required to be filed with the SEC and in any event within 90 days after the close of each fiscal year of the Borrower, (x) the consolidated balance sheet of the Borrower and its Subsidiaries, in each case, as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year and (y) the consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of the fiscal year and the related consolidating statements of income, of stockholders' equity and of cash flows for such fiscal year; in each case prepared in accordance with GAAP and setting forth comparative figures for the preceding fiscal year, and, in the case of such consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge of Event of Default in respect of the financial covenants in Sections 7.10, 7.11, 7.12, 7.13 and 7.14 which has occurred and is continuing or, if to the knowledge of such accounting firm such Event of Default has occurred and is continuing, a statement as to the nature thereof.

               (ii) As soon as available and in any event within 90 days after the close of each fiscal year of each Regulated Insurance Company, the Annual Statement (prepared in accordance with SAP) for such fiscal year of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Insurance Regulatory Authority) together with the opinion thereon of the chief financial officer or other Authorized Officer of such Regulated Insurance Company stating that such Annual Statement presents fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

               (iii) In the event any Regulated Insurance Company is required to obtain or otherwise elects to obtain an audit of its annual financial statements prepared in accordance with SAP, as soon as available, the audit report and opinion of the firm of independent certified public accountants that conducted such audit.

               (iv) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each Regulated Insurance Company (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Insurance Regulatory Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Insurance Regulatory Authority).

          (b) Quarterly Financial Statements.

               (i) As soon as available or required to be filed with the SEC and in any event within 55 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (x) the consolidated balance sheet of the Borrower and its Subsidiaries at the end of such fiscal quarter and the related consolidated statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and (y) the consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of such fiscal quarter and the related consolidating statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; in each case setting forth comparative figures for the related periods in the prior fiscal year, and all of which shall be prepared in accordance with GAAP and certified by the chief financial officer or other Authorized Officer of the Borrower, as the case may be, subject to changes resulting from normal year-end audit adjustments.

               (ii) As soon as available or required to be filed with an Applicable Insurance Regulatory Authority and in any event within 55 days after the close of each of the first three quarterly accounting periods in each fiscal year of each Regulated Insurance Company, quarterly financial statements (prepared in accordance with SAP) for such fiscal period of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority, together with the opinion thereon of the chief financial officer or other Authorized Officer of such Regulated Insurance Company stating that such financial statements present fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

          (c) Financial Plans, etc. As soon as available and in any event no later than 120 days following the first day of each fiscal year of the Borrower, copies of the annual financial plan or budget for such fiscal year prepared by management of the Borrower for its internal use and distributed to the Board of Directors of the Borrower, and together with each delivery of financial statements pursuant to Section 6.01(a)(ii) and
     (b)(ii), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the plans required to be submitted pursuant to this clause (c).

          (d) Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a)(i) and (ii) and
     (b)(i) and (ii), a Compliance Certificate executed by the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which Compliance Certificate shall include (x) the calculations (with supporting details) required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.10, 7.11, 7.12, 7.13 and 7.14 as at the end of such fiscal year or quarter, as the case may be, and (y) a summary of all outstanding litigation at the end of such fiscal year or quarter and of all litigation settled during the fiscal quarter then ended, in each case involving the Borrower or any of its Subsidiaries, but only to the extent that any such litigation, either individually or in the aggregate, could (if adversely determined) reasonably be expected to have a Material Adverse Effect.

          (e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after any Responsible Officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, (x) notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) promptly after any Responsible Officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any outstanding litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which, either individually or in the aggregate, could (if adversely determined) reasonably be expected to have a Material Adverse Effect.

          (f) Auditors' Reports. Promptly upon receipt thereof, a copy of (x) each other report or "management letter" submitted to the Borrower or any of its Subsidiaries by their independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries and (y) each report submitted to the Borrower or any of its Subsidiaries by any independent actuary with respect to reserve adequacy.

          (g) Reserve Adequacy Report. Promptly (x) following a request for such a report from the Administrative Agent or the Required Banks (which request may only be made when an Event of Default has occurred and is continuing) and (y) following the receipt of such a report by the Borrower (if the Borrower otherwise elects to obtain such a report), a report prepared by an independent actuarial consulting firm of recognized professional standing reasonably satisfactory to the Administrative Agent, the Required Banks or the Borrower, as the case may be, reviewing the adequacy of reserves of each Regulated Insurance Company determined in accordance with SAP, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Regulated Insurance Company in the possession of or available to the Borrower or its Subsidiaries.

          (h) Other Regulatory Statements and Reports. Promptly (A) after receipt thereof, copies of all triennial examinations and risk adjusted capital reports of any Regulated Insurance Company, delivered to such Person by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority, (B) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority or any governmental agency or agencies substituted therefor, as to a violation of any Legal Requirement by any Regulated Insurance Company which is likely to have a Material Adverse Effect, (C) after receipt thereof, a copy of the final report to each Regulated Insurance Company from the NAIC for each fiscal year, as to such Regulated Insurance Company's compliance or noncompliance with each of the NAIC Tests, (D) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which a Regulated Insurance Company is a party to the extent such termination or cancellation is likely to have a Material Adverse Effect, (E) and in any event within two Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, including any request by an Applicable Insurance Regulatory Authority which commits a Regulated Insurance Company to take or refrain from taking any action or which otherwise affects the authority of such Regulated Insurance Company to conduct its business, and (F) and in any event within ten Business Days after any Responsible Officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any jurisdiction in which any Regulated Insurance Company is domiciled which could reasonably be expected to have a Material Adverse Effect.

          (i) Other Information. Promptly upon filing thereof with the SEC or transmission thereof, as the case may be, copies of any final registrations and documents, and other reports specified in Section 13 and 15(d) of the Exchange Act filed by the Borrower or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements and proxy statements, and material notices and reports, as the Borrower or any of its Subsidiaries shall send to analysts generally or the holders of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or existing documents (financial or otherwise) as the Administrative Agent or any Bank may reasonably request from time to time.

           6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals, upon reasonable prior notice and to such reasonable extent as the Administrative Agent or any Bank may request. The Borrower and any of its Subsidiaries shall have the right to be present during all discussions between the relevant independent accountants and the Administrative Agent and/or any of the Banks.

           6.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice, with the Collateral Agent named as a loss payee and an additional insured with respect to insurance covering the Collateral.

           6.04 Payment of Taxes. The Borrower will file, and will cause each of its Subsidiaries to file, tax returns in accordance with the tax allocation agreements among the Borrower and its Subsidiaries and with the requirements of applicable law. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP or SAP, as may be applicable.

           6.05 Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and authority; provided that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.05.

           6.06 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Government Authorities, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

           6.07 ERISA. As soon as possible and, in any event, within 10 Business Days after any Responsible Officer of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made except to the extent that any such untimely contribution would not result in a material liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material amount of liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or

502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides death, health or severance benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or applicable state law or as disclosed on Schedule 5.14) of any Plan. At the request of any Bank, the Borrower will promptly deliver to such Bank a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, if requested by the Banks, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 Business Days after the date such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

           6.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of each material mortgage, indenture, security agreement, other debt instrument and contract by which it is bound or to which it is a party unless the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the failure to pay any Indebtedness shall not constitute a breach of this Section 6.08 unless it shall give rise to an Event of Default under Section 8.04.

           6.09 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment necessary to carry on its business are kept in good repair, working order and condition, normal wear and tear excepted.

           6.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

           6.11 Maintenance of Licenses and Permits. The Borrower will, and will cause each of its Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality except where failure to maintain the same could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           6.12 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 6.12, to maintain a register (the "Register") on which it will record the names and addresses of each of the Banks and the L/C Issuer, the Commitments from time to time of each of the Banks, the Loans (and Outstanding Amounts thereof) made by each of the Banks, the Letters of Credit issued by the L/C Issuer, the participations in L/C Obligations held by each of the Banks and each payment of principal and interest on the Loans and the participations in the L/C Obligations owing to each Bank. Failure to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower in respect of such Loans or L/C Obligations. With respect to any Bank, the transfer of the Commitments of such Bank, the transfer of the rights to the principal of, and interest on, any Loan made pursuant to such Commitments and the transfer of participations in L/C Obligations held by such Bank, shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments, Loans and participations in L/C Obligations and prior to such recordation all amounts owing to the transferor with respect to such Commitments, Loans and participations in L/C

Obligations shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments, Loans and participations in L/C Obligations shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b), together with all other items required to be delivered in accordance with
Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank, upon each such Bank's request. Except as otherwise provided in Section 3.05(b), the Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 6.12 (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent).

           6.13 Ratings. The Borrower will maintain a rating of the Indebtedness evidenced by this Agreement by S&P.

SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter, for so long as this Agreement is in effect and until the Loans together with interest, Fees and all other Obligations incurred hereunder are paid in full and all Letters of Credit are terminated or expired:

           7.01 Changes in Business.

          (a) Except as otherwise permitted under this Agreement, the Borrower will not permit any of its Subsidiaries to engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date (after giving effect to the Transaction) and activities related, ancillary or complimentary thereto.

          (b) The Borrower will engage in no business other than (i) the ownership of the capital stock and other equity interests in its Subsidiaries, (ii) the incurrence of Indebtedness permitted to be incurred by it under Section 7.04, (iii) Permitted Acquisitions, (iv) paying taxes,
     (v) preparing reports to Governmental Authorities and to its shareholders,
     (vi) holding directors and shareholders meetings, preparing corporate records and engaging in other corporate activities required to maintain its separate corporate structure, (vii) transactions otherwise permitted under the Transaction Documents and (viii) the entering into and performing of its obligations under the Transaction Documents.

           7.02 Consolidation, Merger, Sale or Purchase of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any of its property or assets (including the sale of capital stock of any of its Subsidiaries, but excluding any sale or disposition of property or assets in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) The Acquisition;

          (b) Capital Expenditures by the Borrower and its Subsidiaries to the extent permitted by Section 7.05;

          (c) The investments, acquisitions and transfers or dispositions of property permitted pursuant to Section 7.06;

          (d) The merger or consolidation or liquidation of (i) any Wholly-Owned Subsidiary of the Borrower with or into another Wholly-Owned Subsidiary of the Borrower or (ii) any Non-Regulated Company that is a Wholly-Owned Subsidiary of the Borrower with or into the Borrower, so long as the Borrower is the surviving entity following such merger, consolidation or liquidation;

          (e) Any Regulated Insurance Company may enter into any Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that no Regulated Insurance Company shall enter into any Financial Reinsurance Agreement;

          (f) The Borrower or any of its Subsidiaries may enter into leases of property or assets in the ordinary course of business not otherwise in violation of this Agreement;

          (g) The sale or disposition of equipment that has become obsolete or worn out or is replaced in the ordinary course of business and the replacement thereof;

          (h) Each of the Borrower and its Subsidiaries may sell assets, provided that (w) each such sale shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) no less than 80% of the aggregate sale proceeds of each such sale are in the form of cash and (y) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause
     (h), in any fiscal year shall not exceed 10% of the Consolidated Net Worth of the Borrower as of the last day of the immediately preceding fiscal year (it being understood and agreed that, for purposes of this clause (y), the aggregate sale proceeds from a sale by a Regulated Insurance Company of assets and related liabilities by way of a Reinsurance Agreement or a Retrocession Agreement shall be deemed to be the Surplus Increase (if positive) to such Regulated Insurance Company as a result of such sale), provided, further, that (i) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (i) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such asset sale had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower with respect to any asset sale, the Borrower and its Subsidiaries would have been in compliance with Sections 7.10 through 7.14 of this Agreement as of, or for the relevant period ended on, the last day of such fiscal quarter and (ii) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (ii) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such asset sale had been consummated, the covenants contained in Sections 7.10 through 7.14 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such asset sale;

          (i) So long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may acquire (including by means of a merger) assets or the capital stock of any Person (any such acquisitions permitted by this clause (i), a "Permitted Acquisition"), provided that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the businesses permitted pursuant to Section 7.01(a), (ii) each such acquisition shall be for an amount not greater than the fair market value thereof (as determined in good faith by the Board of Directors of the Borrower), (iii) the only consideration paid by the Borrower and its Subsidiaries in connection with any Permitted Acquisition shall be cash, common stock of the Borrower issued in accordance with Section 7.15(a)(i) and preferred stock of the Borrower issued in accordance with Section 7.15(a)(ii), (iv) the aggregate amount of cash expended by the Borrower and its Subsidiaries for Permitted Acquisitions (other than the Acquisition) in any fiscal year shall not exceed 10% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the last day of the immediately preceding fiscal year,
     (v) the aggregate value of Borrower common stock and preferred stock issued by the Borrower as consideration for Permitted Acquisitions (valued in good faith by the Borrower) in any fiscal year shall not exceed 35% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the last day of the immediately preceding fiscal year, (vi) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause
     (vi) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower, the Borrower and its Subsidiaries would have been in compliance with Sections 7.10 through 7.14 of this Agreement as of, or for the relevant period ended on, the last day of such fiscal quarter, (vii) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (vii) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such acquisition had been consummated, the covenants contained in Sections 7.10 through 7.14 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such acquisition and (viii) no such acquisition shall be consummated on a "hostile" basis (i.e., without the consent of the Board of Directors of the Person to be acquired);

          (j) Sales and purchases of assets between one Regulated Insurance Company and another Regulated Insurance Company; and

          (k) Sales and purchases of assets between one Credit Party and another Credit Party.

To the extent the Required Banks (or all the Banks to the extent required by Section 11.13) waive the provisions of this Section 7.02 with respect to the disposition of any Collateral, or any Collateral is disposed of as permitted by this Section 7.02, (i) such Collateral in each case shall be sold free and clear of the Liens in favor of the Collateral Agent created by the Collateral Documents, (ii) if such Collateral includes any of the assets and/or capital stock of a Subsidiary, such assets and/or capital stock shall be released from the Pledge Agreement and/or Security Agreement, as applicable, and such Subsidiary shall be released from the Subsidiary Guaranty and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take such actions as the Administrative Agent or the Collateral Agent reasonably deems appropriate in connection therewith.

           7.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute relating to any such property, except:

          (a) Liens for taxes and other assessments not yet due or being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP or SAP, as may be applicable;

          (b) Liens in respect of property or assets of any of the Borrower's Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by this Agreement or the other Credit Documents, or Liens created pursuant to the Original Agreement;

          (d) Liens in existence on the Effective Date (other than Liens created pursuant to the Original Agreement) which are listed, and the property subject thereto on the Effective Date described, on Schedule 7.03, without giving effect to any extensions or renewals thereof (provided that the securities subject to any such Lien may be replaced by other securities of no greater principal amount);

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.09;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance Agreements, Retrocession Agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

          (h) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from UCC financing statements regarding leases not in violation of this Agreement;

          (j) Liens on pledges or deposits of cash or securities made by any Regulated Insurance Company as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

          (k) Liens arising pursuant to purchase money mortgages, Capital Leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 7.04(b);

          (l) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 7.04(g) and (ii) such Liens are not incurred in connection with or in contemplation or anticipation of such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

          (m) Liens consisting of customary set-off rights or bankers' liens on amounts on deposit, whether arising by contract or operation of law, to the extent incurred in the ordinary course of business.

           7.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens permitted under
     Section 7.03(k), provided that (x) all such Capitalized Lease Obligations are permitted under Section 7.05 and (y) the sum of (i) the aggregate Capitalized Lease Obligations plus (ii) the aggregate principal amount of such purchase money Indebtedness shall not exceed at any time outstanding an amount equal to $10,000,000;

          (c) Indebtedness in existence on the Effective Date which is listed on
     Schedule 5.20, without giving effect to any subsequent extension, renewal or refinancing thereof;

          (d) Obligations of any Regulated Insurance Company with respect to (i) letters of credit (other than the Letters of Credit) securing obligations under Reinsurance Agreements entered into in the ordinary course of business of any such Regulated Insurance Company, (ii) letters of credit (other than the Letters of Credit) issued in lieu of deposits to satisfy Legal Requirements or (iii) letters of credit (other than the Letters of Credit) or surety bonds issued in lieu of depositing securities with any Applicable Insurance Regulatory Authority to satisfy regulatory requirements; in any case to the extent (x) such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 10 days following receipt by the Borrower or such Subsidiary of notice of payment on such letter of credit, (y) in the case of clauses
     (i) and (ii), the aggregate outstanding amount of such obligations shall not exceed $15,000,000 at any time and (z) in the case of clause (iii), the aggregate outstanding amount of such obligations shall not exceed $5,000,000 at any time;

          (e) Indebtedness under Interest Rate Agreements or Other Hedging Agreements entered into in respect of the Obligations or otherwise in the ordinary course of its business and not for speculative purposes;

          (f) Indebtedness of American Exchange owing to the Borrower evidenced by the Surplus Note;

          (g) Indebtedness of the Borrower or a Wholly-Owned Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), and any refinancing of such Indebtedness so long as the principal amount thereof is not increased, provided that (i) such Indebtedness was not incurred in connection with or in contemplation of such Permitted Acquisition, (ii) such Indebtedness does not constitute Indebtedness for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute Indebtedness for borrowed money for purposes of this clause
     (ii), and (iii) at the time of such Permitted Acquisition, such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be;

          (h) Indebtedness of the Borrower or any of its Subsidiaries arising under letters of credit (other than the Letters of Credit) issued for the account of any such person in the ordinary course of business; provided that, the aggregate outstanding amount of such letters of credit shall not exceed $2,500,000 at any time;

          (i) Indebtedness arising under the Trust Preferred Securities;

          (j) Indebtedness constituting a loan from (i) any Regulated Insurance Company to another Regulated Insurance Company, (ii) any Regulated Insurance Company to the Borrower, (iii) any Subsidiary Guarantor to another Subsidiary Guarantor, (iv) the Borrower to any Subsidiary Guarantor or (v) the Borrower or any Subsidiary Guarantor to any Regulated Insurance Company; and

          (k) Other Indebtedness of the Borrower in an aggregate outstanding principal amount not to exceed $7,500,000 at any time.

           7.05 Capital Expenditures.

          (a) The Borrower will not incur, and will not permit any of its Subsidiaries to incur, Capital Expenditures, provided that the Borrower and its Subsidiaries may incur Capital Expenditures so long as the aggregate amount so incurred by the Borrower and its Subsidiaries (on a consolidated basis) does not exceed (i) $10,000,000 during any fiscal year, or (ii) $25,000,000 after the Effective Date.

          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year is greater than the amount of such Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year (excluding Capital Expenditures made under clause (c) below), such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year.

          (c) In addition to the Capital Expenditures permitted above in this
     Section 7.05, the Borrower and its Subsidiaries may make Capital Expenditures at any time with the net cash proceeds of Asset Sales and with the net cash proceeds of any equity issuance by the Borrower (in each case to the extent such proceeds are not required to be applied to prepay the Term Loans pursuant to Section 3.03).

          (d) In addition to the Capital Expenditures permitted above in this
     Section 7.05, the Borrower and its Subsidiaries may make Permitted Acquisitions.

           7.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

          (a) The Acquisition shall be permitted;

          (b) The Borrower and its Subsidiaries which are not Regulated Insurance Companies may invest in cash, Cash Equivalents and Investment Grade Securities other than investments which are Risk Derivatives (determined at the time of acquisition); provided that any investment in Investment Grade Securities (other than U.S. Government Obligations) issued by any single Issuer shall not exceed on the date such investment is made an amount which, when added to all other investments by all Regulated Insurance Companies and the Borrower in such Issuer and outstanding on such date, is equal to 5% of Invested Assets at such time;

          (c) The Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (d) Loans and advances to employees for business-related travel expenses, moving expenses and other similar expenses, in an aggregate outstanding amount that does not exceed $2,500,000 at any time, in each case incurred in the ordinary course of business;

          (e) The transactions described in Section 7.02 shall be permitted;

          (f) Regulated Insurance Companies may invest in (i) cash, (ii) Cash Equivalents, (iii) Investment Grade Securities and (iv) Non-Investment Grade Securities; provided that (A) no investment will be made in (i) any debt securities which are Non-Investment Grade Securities or (ii) any equity securities, at a time when, or if after giving effect thereto, the aggregate principal amount of all Non-Investment Grade Securities held by all Regulated Insurance Companies plus the aggregate outstanding investment made by all Regulated Insurance Companies in equity securities (other than securities of Persons which are Affiliates of the Borrower on the Effective
     Date) equals or exceeds or would equal or exceed 10% of Invested Assets;
     (B) no investment will be made in any real estate or loan secured by real estate (other than (I) credit tenant loans (as defined by the NAIC on the Effective Date), (II) those existing on the Effective Date (without giving effect to any increase thereto) and (III) loans secured by owner-occupied real estate, if made at a time when, and if after giving effect thereto, the aggregate of all such investments in mortgage loans does not exceed, and would not exceed, 5% of Invested Assets; and (C) no investment (other than U.S. Government Obligations) in any single Issuer shall exceed on the date such investment is made an amount which, when added to all other investments by the Borrower and its Subsidiaries in the same Issuer and outstanding on such date, is equal to 5% of Invested Assets at such time;

          (g) Any Regulated Insurance Company may make investments in companies which are Wholly-Owned Subsidiaries of such Person (or any other Subsidiary of such Person created or acquired in accordance with Section 7.16) but only to the extent that any such investment, at the time made, does not reduce Adjusted Statutory Capital and Surplus of such Regulated Insurance Company;

          (h) Investments pursuant to commitments in effect as of the Effective Date and described (as to matter and amount) on Schedule 7.06;

          (i) Investments acquired by the Borrower or any of its Subsidiaries
     (x) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment,
     (y) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default or (z) in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (j) Investments existing on the Effective Date which are identified on
     Schedule 7.06;

          (k) The Borrower may acquire and hold obligations of one or more agents, officers or employees of the Borrower or its Subsidiaries in connection with such agents', officers' or employees' acquisition of shares of capital stock of the Borrower or options to purchase shares of capital stock of the Borrower (other than obligations that would be in violation of Section 402 of the United States Sarbanes-Oxley Act of 2002) so long as no cash is paid by the Borrower or any of its Subsidiaries in connection with the acquisition of any such obligations and such obligations do not exceed $2,500,000 in aggregate principal amount outstanding at any time;

          (l) Investments consisting of intercompany loans to the extent permitted under Section 7.04(j);

          (m) Investments by the Borrower in Subsidiary Guarantors, and investments by Subsidiary Guarantors in other Subsidiary Guarantors;

          (n) Investments by the Borrower and Subsidiary Guarantors in Regulated Insurance Companies;

          (o) Investments consisting of prepaid expenses;

          (p) Investments consisting of advances made by the Borrower and its Subsidiaries to agents, which advances are either (i) repayable and repaid within one year from the date of the making of such advance or (ii) repayable within a time period longer than one year from the date of the making of such advance, provided that the aggregate outstanding amount of advances under this clause (ii) shall not exceed $1,000,000 at any time;

          (q) Investments consisting of non-cash consideration received in connection with a sale of assets pursuant to Section 7.02(h); and

          (r) Investments not otherwise permitted hereby; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $5,000,000 at any time.

           7.07 Modifications of Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

          (a) Amend or modify (or permit the amendment or modification of) any of the terms or provision of the Acquisition Documents in any manner materially adverse to the interests of the Borrower and its Subsidiaries or the Banks;

          (b) Amend, modify or change in any manner materially adverse to the interests of the Banks the Organizational Documents (including, without limitation, by the filing of any certificate of designation) of the Borrower or any of its Subsidiaries, or any other agreement entered into by the Borrower or any of its Subsidiaries with respect to its capital stock, or enter into any new agreement with respect to the capital stock of the Borrower (to the extent adverse to the interests of the Banks) or any of its Subsidiaries; and/or

          (c) Amend, modify or terminate (or permit the amendment, modification or termination of) in any manner materially adverse to the interests of the Borrower and its Subsidiaries or the Banks, the Tax Sharing Agreements.

           7.08 Dividends, Restricted Payments, etc.

          (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or prepay, redeem, retire, purchase, defease or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock (the Trust Preferred Securities being deemed to be capital stock for the purpose of this Section 7.08) now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or purchase or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock (the Trust Preferred Securities being deemed to be capital stock for the purpose of this Section 7.08) of the Borrower or any of its Subsidiaries, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock), except that:

               (i) Any Subsidiary of the Borrower may pay cash dividends to its parent if such parent is the Borrower or a Wholly-Owned Subsidiary of the Borrower;

               (ii) So long as no Event of Default has occurred and is continuing or results therefrom, the Borrower may redeem or purchase its capital stock (including capital stock held by officers and employees of the Borrower or any of its Subsidiaries but excluding the Trust Preferred Securities and excluding capital stock redeemed or purchased pursuant to clause (iii) below) (A) solely with the cash proceeds of capital stock issued by the Borrower or any of its Subsidiaries after the Initial Borrowing Date, to the extent such proceeds are not required to be applied to prepay the Term Loans pursuant to Section 3.03(e) and (B) other than with the cash proceeds of capital stock issued by the Borrower or any of its Subsidiaries after the Initial Borrowing Date, in an aggregate amount not to exceed $1,000,000 in any fiscal year or $5,000,000 after the Effective Date;

               (iii) So long as no Event of Default has occurred and is continuing or results therefrom, the Borrower may redeem or purchase its capital stock in an aggregate amount not to exceed $1,000,000 in any fiscal year for the purpose of awarding stock compensation to its officers and employees;

               (iv) So long as no Event of Default (under Section 8.01 or under
          Section 8.03 as a result of the default by any Credit Party in the due performance or observance by it of Section 7.10, 7.11, 7.12, 7.13 or 7.14) has occurred and is continuing at the time of the payment thereof, regularly accruing interest and dividends on the Trust Preferred Securities may be paid in cash; and

               (v) The Borrower may pay regularly accruing dividends on preferred stock issued in accordance with Section 7.15(a) through the issuance of additional shares of such preferred stock, or by accrual or accretion, but not in cash.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any Subsidiary to (A) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, as applicable, (B) make loans or advances to the Borrower or any Subsidiary, as applicable, (C) transfer any of its properties or assets to the Borrower or any Subsidiary, as applicable, or (D) guarantee the Obligations or (ii) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (I) this Agreement and the other Credit Documents and
     (II) Legal Requirements.

           7.09 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (excluding the Borrower or any Wholly-Owned Subsidiary of the Borrower) other than in accordance with applicable Legal Requirements and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

           7.10 Leverage Ratio. The Borrower will not permit the ratio of (i) Consolidated Indebtedness of the Borrower to (ii) Consolidated Total Capital of the Borrower as of the end of any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter:

------------------------------ -------------------
       FISCAL QUARTER                RATIO
------------------------------ -------------------
March 31,     2004    through      0.40:1.00
March 31, 2005
------------------------------ -------------------
June 30,     2005     through      0.35:1.00
December 31, 2006
------------------------------ -------------------
March 31, 2007 and thereafter      0.30:1.00
------------------------------ -------------------

           7.11 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter ending on or after June 30, 2004 and for the four fiscal quarters then ended to be less than 1.50:1.00.

           7.12 Minimum Risk Based Capital. The Borrower will not permit the Risk Based Capital Ratio for any Regulated Insurance Company (other than PennCorp and SelectCare) as of the end of any fiscal year to be less than 150%. The Borrower will not permit the ratio (expressed as a percentage) of the "total capital available" to the "total capital required" for PennCorp, each as reported on Form OSFI 87 (2000 Revision) (or its successor) to the Canadian Office of the Superintendent of Financial Institutions, as of the end of any fiscal year to be less than 175%. The Borrower will not permit the Risk Based Capital Ratio for SelectCare as of the end of any fiscal year set forth below to be less than the percentage set forth opposite such fiscal year:

------------------------------ -------------------
     FISCAL YEAR ENDING            PERCENTAGE
------------------------------ -------------------
December 31, 2004                     105%
------------------------------ -------------------
December 31, 2005                     125%
------------------------------ -------------------
December    31,    2006   and         150%
thereafter
------------------------------ -------------------

           7.13 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than the sum of (i) $260,000,000 plus (ii) an amount equal to 50% of the Borrower's Consolidated Net Income for each fiscal quarter ending after the Initial Borrowing Date (without deduction for any fiscal quarter in which the Borrower's Consolidated Net Income is negative).

           7.14 Minimum Combined Adjusted Statutory Capital and Surplus. The Borrower will not permit the Adjusted Statutory Capital and Surplus of the Regulated Insurance Companies which are Domestic Subsidiaries of the Borrower (determined on a Combined basis and for this purpose including SelectCare as a Regulated Insurance Company which is a Domestic Subsidiary of the Borrower from and after March 31, 2004) at any time to be less than an amount equal to 85% of the Adjusted Statutory Capital and Surplus of such Regulated Insurance Companies as of March 31, 2004.

           7.15 Issuance of Stock.

          (a) The Borrower will not directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities), except (i) the issuance of common stock (and warrants, options and other rights to acquire common stock), so long as no Change of Control has occurred or results therefrom, and (ii) the issuance of preferred stock, so long as (x) no part of such preferred stock is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) and (y) any dividends associated with such preferred stock are solely payable in kind.

          (b) The Borrower will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except (i) to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, (ii) to qualify directors if required by applicable law or
     (iii) capital stock issued as part of the issuance of the Trust Preferred Securities.

           7.16 Creation of Subsidiaries. The Borrower shall not create or acquire any Subsidiary other than (i) Regulated Insurance Companies which are direct or indirect Subsidiaries of the Borrower, so long as all of the capital stock of any direct Subsidiary or indirect Subsidiary that is Wholly-Owned by a Non-Regulated Company (in each case, if a Domestic Subsidiary) and 65% of the capital stock of any direct Subsidiary (if a Foreign Subsidiary) is pledged pursuant to the Pledge Agreement; (ii) Non-Regulated Companies which are direct or indirect Subsidiaries of the Borrower and are not Subsidiaries of any Regulated Insurance Company, so long as (x) all of the capital stock of any such Subsidiary (if a Domestic Subsidiary) and 65% of the capital stock of any direct Subsidiary (if a Foreign Subsidiary) is pledged pursuant to the Pledge Agreement, (y) all of the assets of any such Subsidiary (if a Domestic Subsidiary) are pledged pursuant to the Security Agreement and (z) any such Subsidiary (if a Domestic Subsidiary) executes the Subsidiary Guaranty and (iii) Non-Regulated Companies (other than any Non-Regulated Company described in clause (ii) preceding) which are created or acquired solely for the purpose of issuing the Trust Preferred Securities, engage in no other business and have no assets other than assets acquired in connection with the issuance of the Trust Preferred Securities. In addition, at the request of the Administrative Agent, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date. For purposes of this Section 7.16, the Borrower shall be deemed to have created or acquired an Initially Excluded Subsidiary if and at the time that such Initially Excluded Subsidiary has or acquires assets having a book value of $250,000 or more.

           7.17 Partnership Agreements. The Borrower will not enter into any partnership agreement as a general partner.

SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

           8.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any L/C Obligation, (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on any Loan or on any L/C Obligation, or any Fees or (iii) default in the prompt payment following notice or demand in respect of any other amounts owing hereunder or under any other Credit Document; or

           8.02 Representations, etc. Any representation, warranty or statement made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

           8.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.10 or 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days; or

           8.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to Indebtedness (other than the Obligations) having a principal balance in excess of $3,000,000 individually or in the aggregate, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

           8.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Subsidiaries and remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (b) the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)) suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

           8.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed by the PBGC to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred any liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities (other than as disclosed on Schedule 5.14) pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide death, health or severance benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or applicable state law) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability and (c) such lien, security interest or liability, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

           8.07 Invalidity of Credit Documents. Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or

           8.08 Collateral Documents. Any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby, or any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Collateral Document to which it is a party and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Collateral Document; or

           8.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability, net of undisputed reinsurance, of $5,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

           8.10 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Banks, take any or all of the following actions:

          (a) Declare the commitment of each Bank to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) Declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c) Require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

          (d) Exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Credit Documents or applicable law; and

          (e) Enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Collateral Documents;

provided, however, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the obligation of each Bank to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Bank. Notwithstanding the foregoing, neither the Collateral Agent nor any Bank shall be entitled to vote, sell or in any manner exercise control as to any Regulated Insurance Company the capital stock of which is pledged pursuant to the Pledge Agreement without first making all required filings with, and obtaining prior written approval from, the Applicable Insurance Regulatory Authority.

           8.11 Application of Funds. After the exercise of remedies provided for in Section 8.10 (or after the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.10), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

          (a) To payment of that portion of the Obligations constituting Fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Sections 1.11, 1.12 and 3.05) payable to the Administrative Agent in its capacity as such;

          (b) To payment of that portion of the Obligations constituting Fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including Attorney Costs and amounts payable under Sections 1.11, 1.12, and 3.05), ratably among them in proportion to the amounts described in this clause (b) payable to them;

          (c) To payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Banks in proportion to the respective amounts described in this clause (c) payable to them;

          (d) To payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Banks in proportion to the respective amounts described in this clause (d) held by them;

          (e) To the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

          (f) The balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

Subject to Section 1.07(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (e) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

           "Accepting Banks" shall have the meaning provided in Section 3.03(iii)(a).

           "Acquired Companies" shall mean Heritage Health and its Subsidiaries from and after consummation of the Acquisition.

           "Acquisition" shall mean the Borrower's acquisition by merger of 100% of the equity interests in Heritage Health.

           "Acquisition Agreement" shall mean the Agreement and Plan of Merger dated as of March 9, 2004, by and among the Borrower, HHS Acquisition Corp., Heritage Health, and Carlyle Venture Partners, L.P.

           "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition including the Annexes and Exhibits to the Acquisition Agreement, in the form delivered pursuant to
Section 4.13 and as the same may be amended or modified pursuant to the terms thereof and hereof.

           "Adjusted Statutory Capital and Surplus" shall mean, at any date for any Regulated Insurance Company, the total amount as would be shown on line 38, page 3, column 1 of a Benchmark Statement for such Regulated Insurance Company prepared as of such date; provided that such total amount shall include asset valuation reserves as would be shown on line 24.1, page 3, column 1 of a Benchmark Statement for such Regulated Insurance Company.

           "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

           "Affected Eurodollar Loans" shall have the meaning provided in
Section 3.03(ii)(b).

           "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

           "Agent-Related Persons" shall mean the Administrative Agent and the Collateral Agent, together with their Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

           "American Exchange" shall mean American Exchange Life Insurance Company, a Texas corporation.

           "Annual Statement" shall mean the annual financial statement required to be filed by any Regulated Insurance Company with the Applicable Insurance Regulatory Authority.

           "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (x) each state or other jurisdiction in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or other jurisdiction in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company.

           "Applicable Percentage" shall mean, on any date of determination, the percentages per annum set forth in the table below for the Type of Borrowing under the Revolving Credit Facility, Letters of Credit or Commitment Fee (as the case may be), that corresponds to the ratio of Consolidated Indebtedness of the Borrower to Consolidated Total Capital of the Borrower at such date of determination, as calculated based on the officer's certificate of the Borrower most recently delivered pursuant to Section 6.01(d) (or initially determined based on the officer's certificate delivered pursuant to Section 4.03); provided that, solely for the purpose of determining the Applicable Percentage on any date, Consolidated Indebtedness of the Borrower, as used in this definition, shall be deemed to include only 50% of the outstanding principal amount of the Trust Preferred Securities on such date:

                              APPLICABLE PERCENTAGE

                                                                EURODOLLAR
                                                               LOANS UNDER
                 RATIO OF CONSOLIDATED                          REVOLVING          BASE RATE
                     INDEBTEDNESS TO                         CREDIT FACILITY      LOANS UNDER
                   CONSOLIDATED TOTAL                           LETTERS OF         REVOLVING
PRICING LEVEL            CAPITAL             COMMITMENT FEE      CREDIT          CREDIT FACILITY
-------------- ---------------------------  ------------------ ----------------- ----------------
      1         (greater than) .25 to 1.0        0.50%             3.00%             1.75%

      2        (less than) .25 to 1.0 and        0.50%             2.75%             1.50%
               (greater than) .20 to 1.0

      3        (less than) .20 to 1.0 and        0.50%             2.50%             1.25%
               (greater than) .15 to 1.0

      4         (less than) .15 to 1.0           0.50%             2.25%             1.00%


With respect to the Term Loan Facility, the Applicable Percentage for Eurodollar Loans shall be 2.25% and the Applicable Percentage for Base Rate Loans shall be 1.50%.

           "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

           "Approved Company" shall have the meaning provided in the definition of "Cash Equivalents."

           "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

           "Arranger" shall mean Banc of America Securities LLC and its successors and assigns in its capacity as "Sole Lead Arranger and Book Manager."

           "Asset Sale" shall mean any sale, transfer or other disposition effected on or after the Initial Borrowing Date by the Borrower or any of its Subsidiaries of (i) any capital stock or equity securities of a Subsidiary of the Borrower or (ii) any other asset, in each case to any Person other than the Borrower or any of its Wholly-Owned Subsidiaries (other than sales, transfers or other dispositions in the ordinary course of business).

           "Assignment and Assumption Agreement" shall have the meaning provided in Section 11.04(b).

           "Attorney Costs" shall mean and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

           "Authorized Officer" shall mean, as to any Person, any senior officer of such Person designated as such in writing by such Person to, and reasonably acceptable to, the Administrative Agent.

           "Bank" shall have the meaning provided in the first paragraph of this Agreement.

           "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or L/C Advance or (ii) a Bank having notified the Administrative Agent and the Borrower that it does not intend to comply with its obligations under Section 1.01, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

           "Bank of America" shall mean Bank of America, N.A. and its successors.

           "Bankruptcy Code" shall have the meaning provided in Section 8.05.

           "Base Rate" shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.5% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.09(a).

           "Benchmark Statement" shall mean, as of any date, an annual financial statement of the Regulated Insurance Companies as would be prepared as of such date utilizing the identical format utilized by American Exchange in preparing its December 31, 2003 Annual Statement filed with the Insurance Department of the State of Texas, with each page, line item and column of a Benchmark Statement to contain substantially the same type of information, computed in substantially the same manner, as contained in the identically numbered page, line item and column of such Annual Statement.

           "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

           "Borrower Cash Flow" shall mean, for any fiscal quarter period, the sum, without duplication, of (i) the Quarterly Adjusted Dividend Capacity for such period plus (ii) whether positive or negative, tax sharing payments made by the Regulated Insurance Companies to the Borrower or American Exchange during such period (less cash taxes paid by the Borrower or American Exchange during such period), plus (iii) the combined interest income of the Borrower and American Exchange on an unconsolidated basis during such period, plus (iv) the TPA EBITDA for such period, plus (v) the MSO EBITDA for such period minus (vi) the combined cash selling, general and administrative expenses of the Borrower and American Exchange on an unconsolidated basis during such period.

           "Borrowing" shall mean the incurrence or deemed incurrence by the Borrower of one Type of Loan pursuant to a single Facility from all of the Banks having Commitments with respect to such Facility, on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans.

           "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

           "Capital Expenditures" shall mean expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, provided that Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

           "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

           "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

           "Capital Z" shall mean Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P., each a Bermuda limited partnership.

           "Cash Collateralize" shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and/or the Banks (as appropriate), as collateral for the L/C Obligations or the prepayment obligations as provided for in Sections 1.07(g) and 3.03(ii)(b), respectively, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, which documents are hereby consented to by the Banks. Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in interest bearing blocked deposit accounts at Bank of America bearing interest at a rate generally offered by Bank of America on such accounts.

           "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any FDIC insured bank, in amounts up to the FDIC insured limit, (y) any Bank having capital and surplus in excess of $500,000,000 or the Dollar equivalent thereof or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, provided, however, that commercial paper rated A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's and held by the Borrower and all Regulated Insurance Companies under this clause (iii) shall not exceed (x) for any Issuer, 1% of Invested Assets, and (y) in the aggregate, 3% of Invested Assets, (iv) commercial paper of any United States municipal, state or local government rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and maturing within one year after the date of acquisition,
(v) any fund or funds investing solely in investments of the type described in clauses (i) through (iv) above, and (vi) agreements to sell and repurchase direct obligations of, or obligations that are fully guaranteed as to principal and interest by, the U.S. Treasury, such agreements to be with primary treasury dealers, to be evidenced by standard industry forms and to have maturities of not more than six months from the date of commencement of the repurchase transaction.

           "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Borrower and/or any Subsidiary from such Asset Sale, provided that any such proceeds received in currency other than Dollars shall be converted into Dollars at the spot exchange rate for the currency in question on the date of receipt by the Borrower and/or its Subsidiaries of such proceeds.

           "Change of Control" shall mean (a) Capital Z and its Affiliates collectively shall cease to own directly or indirectly at least 25% of the Borrower's capital stock on a fully diluted basis; (b) Capital Z and its Affiliates collectively shall cease to own directly or indirectly an amount of the economic and voting interest in the Borrower's capital stock equal to at least 51% of the amount of the economic and voting interest in the Borrower's capital stock that was owned by Capital Z and its Affiliates collectively as of the Initial Borrowing Date; (c) the Borrower shall cease to own directly or indirectly (other than as a result of a transaction permitted under Section 7.02(d) hereof) 100% of the capital stock of each of its Subsidiaries; (d) any Person (together with its affiliates) shall own directly or indirectly, on a fully diluted basis, more of the economic and voting interest in the capital stock of the Borrower than that owned by Capital Z and its Affiliates (collectively); or (e) a majority of the Board of Directors of the Borrower shall cease to consist of Continuing Directors.

           "CHCS Services" shall mean CHCS Services Inc., a Florida corporation.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

           "Collateral" shall mean all of the items and types of property described as "Collateral" in now existing or hereafter created Collateral Documents and all cash and non-cash proceeds thereof.

           "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks.

           "Collateral Documents" shall mean the Pledge Agreement, the Security Agreement and financing statements at any time delivered to the Collateral Agent, together with all reaffirmations, amendments, modifications or supplements thereto.

           "Combined" shall mean, when used with reference to any amount or financial statement, such amount as determined, or financial statement as prepared, on a combined basis for all of the specified Persons and their respective Subsidiaries; provided that any such amount or financial statement determined or prepared for any specified Person and its Subsidiaries separately shall be determined or prepared on a consolidated basis in accordance with GAAP or SAP, as the case may be.

           "Commitment" shall mean, with respect to each Bank, such Bank's Term Loan Commitment and Revolving Loan Commitment.

           "Commitment Fee" shall have the meaning provided in Section 2.01(a).

           "Company Action Level" shall mean "Company Action Level" as defined by the NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC (or any term substituted therefor by the NAIC).

           "Compliance Certificate" shall mean a certificate substantially in the form of Exhibit I hereto.

           "Consolidated Indebtedness" shall mean, at any time and as to any Person, the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP; provided that, in any event, the Indebtedness evidenced by the Trust Preferred Securities shall be deemed to be Consolidated Indebtedness.

           "Consolidated Interest Expense" shall mean, for any period and as to any Person, total cash interest expense (including the interest component in respect of Capital Lease Obligations in accordance with GAAP) of such Person and its Subsidiaries during such period on a consolidated basis including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding however, any amortization of deferred financing costs.

           "Consolidated Net Income" shall mean, for any period for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

         "Consolidated Net Worth" shall mean, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

           "Consolidated Total Capital" shall mean, at any time and as to any Person, the sum of (i) Consolidated Indebtedness of such Person at such time and
(ii) Consolidated Net Worth of such Person at such time.

           "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

           "Continuing Directors" shall mean the directors of the Borrower on the Initial Borrowing Date and each other director if such director's nomination for the election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

           "Credit Documents" shall mean this Agreement, the Fee Letter, the Notes (if any), the Letter of Credit Applications, the Subsidiary Guaranty and the Collateral Documents.

           "Credit Extension" shall mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

           "Credit Party" shall mean the Borrower and each Subsidiary Guarantor, including each of the Acquired Companies that is a Subsidiary Guarantor.

           "Declining Bank" shall have the meaning provided in Section 3.03(iii)(a).

           "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

         "Dollars" and "$" shall mean lawful money of the United States.

         "Domestic Subsidiary" shall mean each direct or indirect Subsidiary of the Borrower which is not a Foreign Subsidiary.

           "Eligible Assignee" shall mean (a) a Bank; (b) an Affiliate of a Bank; (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

           "Effective Date" shall have the meaning provided in Section 11.11.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

           "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b),(c),
(m) or (o) of the Code.

           "Eurodollar Loan" shall mean each Loan bearing interest at the rates provided in Section 1.09(b).

           "Eurodollar Rate" shall mean for any Interest Period with respect to any Eurodollar Loan:

          (a) The rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) If the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) If the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

           "Event of Default" shall have the meaning provided in Section 8.

           "Excess Cash Flow" shall mean, for any Excess Cash Flow Period, an amount equal to (a) 50% of the sum, without duplication, of: (i) the aggregate amount of dividends which the Regulated Insurance Companies that are Domestic Subsidiaries (other than SelectCare) could pay (plus, after that certain Debenture due December 31, 2005, in the original principal amount of $15,511,250, payable by the Borrower to PennLife, has been paid in full, the aggregate amount of dividends which PennCorp actually pays) directly to the Borrower or American Exchange under applicable Legal Requirements during such Excess Cash Flow Period (without obtaining extraordinary dividend approval from any Applicable Insurance Regulatory Authority), while still maintaining a Risk Based Capital Ratio for each such Regulated Insurance Company of at least 200%, plus (ii) whether positive or negative, tax sharing payments made by the Regulated Insurance Companies to the Borrower or American Exchange during such Excess Cash Flow Period (less cash taxes paid by the Borrower or American Exchange during such Excess Cash Flow Period), plus (iii) the combined interest income of the Borrower and American Exchange on an unconsolidated basis during such Excess Cash Flow Period, plus (iv) the TPA EBITDA for such Excess Cash Flow Period, plus (v) the MSO EBITDA for such Excess Cash Flow Period, minus (v) Fixed Charges during such Excess Cash Flow Period, minus (vi) the combined cash selling, general and administrative expenses of the Borrower and American Exchange on an unconsolidated basis during such Excess Cash Flow Period, minus
(vii) cash taxes paid by the Borrower or any Non-Regulated Company during such Excess Cash Flow Period, minus (viii) all voluntary prepayments of Term Loans made during such Excess Cash Flow Period, minus (b) all mandatory prepayments of Term Loans made during such Excess Cash Flow Period resulting from the issuance of the Trust Preferred Securities.

           "Excess Cash Flow Period" shall mean (i) the period from the Initial Borrowing Date to the last day of the Borrower's fiscal year ending December 31, 2004, and (ii) each fiscal year of the Borrower thereafter.

           "Existing Banks" shall have the meaning provided in the Recitals to this Agreement.

           "Existing Letters of Credit" shall mean all "Letters of Credit" issued and outstanding under the Original Agreement.

           "Existing Term Loans" shall mean the "Term Loans" made pursuant to the Original Agreement that are outstanding on the Effective Date.

           "Facility" shall mean the Term Loan Facility or the Revolving Loan Facility, as the case may be.

           "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined in good faith by the Administrative Agent.

           "Fee Letter" shall mean that certain confidential letter agreement dated as of March 8, 2004, among the Borrower, the Administrative Agent and the Arranger.

           "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 1.07(i) or (j) or Section 2.01.

           "Financial Reinsurance Agreement" shall mean any "financing type" retrocession agreement or reinsurance agreement in which an insurer or reinsurer cedes business, which retrocession agreement or reinsurance agreement does not involve actual transfer of risk, and is deemed not to qualify as reinsurance under SAP at the time such agreement is entered into.

           "Fixed Charges" shall mean, for any fiscal quarter period for the Borrower and its Subsidiaries on a consolidated basis, the sum of the following:
(i) Consolidated Interest Expense with respect to Indebtedness (including, without limitation, interest expense on the Trust Preferred Securities) for such period, plus (ii) scheduled principal repayments on Indebtedness (other than Indebtedness of the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries) for such period.

           "Fixed Charge Coverage Ratio" shall mean, for any four fiscal quarter period, the ratio of (i) Borrower Cash Flow for such period to (ii) Fixed Charges for such period; provided that, (x) Borrower Cash Flow and Fixed Charges, respectively, for the four fiscal quarter period ending June 30, 2004 shall be deemed to be Borrower Cash Flow and Fixed Charges, respectively, for the fiscal quarter ended June 30, 2004 multiplied by four, (y) Borrower Cash Flow and Fixed Charges, respectively, for the four fiscal quarter period ending September 30, 2004 shall be deemed to be Borrower Cash Flow and Fixed Charges, respectively, for the two fiscal quarter period ended September 30, 2004 multiplied by two and (z) Borrower Cash Flow and Fixed Charges, respectively, for the four fiscal quarter period ending December 31, 2004 shall be deemed to be Borrower Cash Flow and Fixed Charges, respectively, for the three fiscal quarter period ended December 31, 2004 multiplied by four-thirds.

           "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America or any State thereof.

           "Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

           "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.08(a).

           "Golden Triangle" shall mean Golden Triangle Physician Alliance, a Texas non-profit corporation.

           "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


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
           "Heritage Health" shall mean Heritage Health Systems, Inc., a Delaware corporation.

           "Heritage Physician Networks" shall mean Heritage Physician Networks, a Texas non-profit corporation.

           "HHS-HPN Network" shall mean HHS-HPN Network, Inc., a Georgia corporation.

           "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money, including, without limitation, the indebtedness evidenced by the Trust Preferred Securities, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) the principal portion of all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements and Other Hedging Agreements, (viii) all Contingent Obligations of such Person and (ix) all Off-Balance Sheet Liabilities of such Person; provided that Indebtedness shall not include trade payables (including payables under insurance contracts and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business.

           "Indemnified Liabilities" shall have the meaning provided for in
Section 11.01(b).

           "Indemnitees" shall have the meaning provided for in Section
11.01(b).

           "Information" shall have the meaning provided for in Section 11.17.

           "Initial Borrowing Date" shall mean the date upon which Loans are initially incurred or deemed incurred hereunder, which shall be the same date as the Effective Date.

           "Initially Excluded Subsidiaries" means Midwest Region, Inc., an Iowa corporation, Midwest Region Inc. of Colorado, a Colorado corporation, Ameri-Plus Preferred Care, Inc., a Florida corporation, Penn Marketing America, LLC, a Delaware limited liability company, Premier Marketing Group, LLC, a Delaware limited liability company and, upon consummation of the Acquisition, HPN Network Venture, LP, a Georgia limited partnership.

           "Insurance Business" shall mean one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance, which shall include the business conducted by the Regulated Insurance Companies.

           "Insurance Contract" shall mean any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement or Retrocession Agreement.

           "Interest Period" shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.10.

           "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

           "Invested Assets" shall mean, at any date for the Regulated Insurance Companies (on a consolidated basis), the total amount as would be shown on line 10, page 2, column 4 of a Benchmark Statement for the Regulated Insurance Companies (on a consolidated basis) prepared as of such date.

           "Investment Grade Securities" shall mean and include (i) U.S. Government Obligations (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody's, Class (2) or higher by NAIC or the equivalent of such rating by S&P, Moody's or NAIC, or if none of S&P, Moody's and NAIC shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Wholly-Owned Subsidiaries, and (iii) any fund investing exclusively in investments of the type described in clauses (i) and (ii) which funds may also hold immaterial amounts of cash pending investment and/or distribution.

           "Issuer" shall mean any issuer of Investment Grade Securities or Non-Investment Grade Securities acquired or proposed to be acquired by the Borrower or any of its Subsidiaries pursuant to Section 7.06.

           "L/C Advance" shall mean, with respect to each Bank, such Bank's funding of its participation in any L/C Borrowing in accordance with its pro rata share.

           "L/C Borrowing" shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

           "L/C Credit Extension" shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

           "L/C Issuer" shall mean Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

           "L/C Obligations" shall mean, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

           "Legal Requirements" shall mean all applicable laws, rules and regulations made by any Governmental Authority or any Applicable Insurance Regulatory Authority having jurisdiction over the Borrower or a Subsidiary of the Borrower.

           "Letter of Credit" shall mean any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

           "Letter of Credit Application" shall mean an application and agreement for the issuance or amendment of a Letter of Credit substantially in the form from time to time in use by the L/C Issuer.

           "Letter of Credit Expiration Date" shall mean the earlier of (a) the day that is seven days prior to the Revolving Loan Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) and (b) the date on which a Change of Control occurs.

           "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

           "Limited Liability Company Interests" shall mean all the Limited Liability Company Interests as defined in the Pledge Agreement.

           "Loan" and "Loans" shall have the respective meanings provided in
Section 1.01.

           "Margin Stock" shall have the meaning provided in Regulation U.

           "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or, prior to the consummation of the Acquisition, of Heritage Health and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.

           "Maturity Date" with respect to any Facility shall mean either the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

           "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

           "MSO EBITDA" shall mean, for any period for the MSO Operations on a Combined basis, an amount equal to the MSO Net Income for such period plus the following to the extent deducted in calculating such MSO Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the MSO Operations for such period and (iii) the amount of depreciation and amortization expense deducted in determining such MSO Net Income.

           "MSO Net Income" shall mean, for any period for the MSO Operations on a Combined basis, the net income of the MSO Operations (excluding extraordinary gains but including extraordinary losses) for such period determined in accordance with GAAP.

           "MSO Operations" shall mean Heritage Health Systems of Texas, Inc., PSO Management and HHS Texas Management LP and their respective Subsidiaries that are Non-Regulated Companies and any other Subsidiary of the Borrower that is a Non-Regulated Company but is not a Subsidiary of a Regulated Insurance Company and that is engaged in a management service business similar to that of the MSO Operations on the Effective Date.

           "NAIC" shall mean the National Association of Insurance Commissioners or any successor organization thereto.

           "NAIC Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as in effect from time to time.

           "Net Available Proceeds" shall mean (i) with respect to any Asset Sale consummated by a Regulated Insurance Company, the Surplus Increase with respect to such Regulated Insurance Company as a result of such Asset Sale, (ii) with respect to any Asset Sale consummated by the Borrower or any Non-Regulated Company which is not a Subsidiary of a Regulated Insurance Company, the Net Cash Proceeds resulting therefrom and (iii) with respect to any Asset Sale consummated by a Non-Regulated Company which is a Subsidiary of a Regulated Insurance Company, an amount equal to the dividend that such Regulated Insurance Company would be permitted to pay in accordance with the Legal Requirements applicable to it as a result of the receipt by such Regulated Insurance Company of a dividend from such Non-Regulated Company in an amount equal to the Net Cash Proceeds resulting from such Asset Sale; in each case as determined in good faith by the Borrower and certified in writing by the Borrower to the Administrative Agent (showing the calculation thereof and supporting assumptions) on or prior to the date on which the Borrower or any Subsidiary is to receive the initial proceeds from such Asset Sale.

           "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including payment of principal, premium and interest on Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) incremental taxes paid or payable as a result thereof and (c) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations, purchase price adjustments or similar items associated with such Asset Sale, in each case as determined in good faith by the Borrower and certified in writing by the Borrower to the Administrative Agent (showing the calculation thereof and supporting assumptions) on or prior to the date on which the Borrower or any Subsidiary is to receive the initial proceeds from such Asset Sale.

           "Net Worth" shall mean, as to any Person, the sum of its capital stock (including, without limitation, its preferred stock), capital in excess of par or stated value of shares of its capital stock (including, without limitation, its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the effects of Financial Accounting Statement No. 115.

           "Non-Defaulting Bank" shall mean any Bank other than a Defaulting
Bank.

           "Non-Investment Grade Securities" shall mean debt and equity securities and debt and equity instruments that do not constitute Investment Grade Securities or Cash Equivalents (but excluding any debt or equity securities or instruments constituting loans or advances among the Borrower and its Wholly-Owned Subsidiaries), it being understood that for the purposes of any determination under Section 7.06(f), the amounts, if any, paid by such Regulated Insurance Company to purchase such equity securities or warrants shall be included in the principal amounts of Non-Investment Grade Securities.

           "Non-Regulated Company" shall mean each Subsidiary of the Borrower which is not a Regulated Insurance Company.

           "Note" shall mean each Term Note and each Revolving Note.

           "Notice of Borrowing" shall have the meaning provided in Section
1.03.

           "Notice of Conversion" shall have the meaning provided in Section
1.06.

           "Notice Office" shall mean the office of the Administrative Agent at 1850 Gateway Blvd., Mail Code: CA4-706-05-09, Concord, California 94520-3282,
Attention: Gail L. Robin, Telephone: (925) 675-8439, Facsimile: (888) 969-2621, or such other office as the Administrative Agent may designate by notice in writing to the Borrower and the Banks from time to time.

           "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the L/C Issuer, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document, including obligations arising under Interest Rate Agreements or Other Hedging Agreements of the Borrower to which a Bank or its Affiliate is a party and interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under the Bankruptcy Code or other debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

           "Off-Balance Sheet Liabilities" shall mean with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable laws (including debtor relief laws);
(b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any debtor relief law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any debtor relief law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing.

           "Organizational Documents" shall mean, for any entity, its constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, the articles of formation and operating agreement; and (c) in the case of a corporation, the certificate or articles of incorporation and bylaws.

           "Original Agreement" shall have the meaning provided in the Recitals to this Agreement.

           "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

           "Outstanding Amount" shall mean (i) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings under the Term Loan Facility and prepayments or repayments of Term Loans occurring on such date; (ii) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings under the Revolving Loan Facility and prepayments or repayments of Revolving Loans occurring on such date and (iii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

           "Participant" shall have the meaning provided in Section 11.04(c).


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
           "Partnership Interests" shall mean all the Partnership Interests as defined in the Pledge Agreement.

           "Payment Office" shall mean the office of the Administrative Agent at 1850 Gateway Blvd., Mail Code: CA4-706-05-09, Concord, California 94520-3282,
Attention: Gail L. Robin, Telephone: (925) 675-8439, Facsimile: (888) 969-2621, or such other office as the Administrative Agent may designate by notice in writing to the Borrower and the Banks from time to time.

           "PennCorp" shall mean PennCorp Life Insurance Company, a Canadian corporation.

           "PennLife" shall mean Pennsylvania Life Insurance Company, a Pennsylvania corporation.

           "Permitted Acquisition" shall have the meaning provided in Section 7.02(i).

           "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

           "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

           "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement substantially in the form of Exhibit G hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof).

           "Pledgors" shall mean the Borrower, WorldNet, CHCS Services, Heritage Health, PSO Management, HHS Texas Management, Inc. and any other Subsidiary that is a Non-Regulated Company and that is required to execute a counterpart of the Pledge Agreement pursuant to Section 7.16 of this Agreement.

           "PSO Management" shall mean PSO Management of Texas, LLC, a Georgia limited liability company.

           "Quarterly Adjusted Dividend Capacity" shall mean, for any fiscal quarter period, the aggregate amount of dividends that the Regulated Insurance Companies (other than (i) SelectCare and (ii) PennCorp so long as that certain Debenture due December 31, 2005, in the original stated principal amount of $18,511,250, payable by the Borrower to PennLife, is outstanding) could pay directly to the Borrower or American Exchange during the fiscal year in which such fiscal quarter period occurs under applicable Legal Requirements (without obtaining extraordinary dividend approval from any Applicable Insurance Regulatory Authority), divided by four.

           "Quarterly Statement" shall mean the quarterly financial statement required to be filed by any Regulated Insurance Company with the Applicable Regulatory Insurance Authority.

           "Register" shall have the meaning provided in Section 6.12.

           "Regulated Insurance Company" shall mean any Subsidiary of the Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority.

           "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

           "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

           "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under or with respect to insurance policies or agreements issued by another insurance or reinsurance company or companies.

           "Replaced Bank" shall have the meaning provided in Section 1.14.

           "Replacement Bank" shall have the meaning provided in Section 1.14.

           "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan, other than those events as to which the 30-day notice period is waived.

           "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitment (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and participations in L/C Obligations) constitute a majority of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks, if any, (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans and participations in L/C Obligations of Non-Defaulting Banks).

           "Responsible Officer" shall mean, with respect to the Borrower or any of its Subsidiaries, the chief executive officer, president, chief operating officer, any vice-president or secretary of such Person and, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

           "Retrocession Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under or with respect to a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

           "Revolving Loan" and "Revolving Loans" shall have the respective meanings provided in Section 1.01(c).

           "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule 1 directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time or terminated pursuant to Sections 2.02, 3.01 and/or 8.

           "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

           "Revolving Loan Maturity Date" shall mean May 28, 2009 or, if earlier, the date on which the Total Revolving Loan Commitment is reduced to zero or terminated pursuant to Section 2.02 or 3.01.

           "Revolving Note" shall mean a promissory note substantially in the form of Exhibit B-2, and all renewals and extension of all or any part thereof.

           "Risk Based Capital Ratio" shall mean, for any Regulated Insurance Company, the ratio (expressed as a percentage), at any time, of the Total Adjusted Capital of such Regulated Insurance Company to the Company Action Level of such Regulated Insurance Company.

           "Risk Derivatives" shall mean Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, Interest Only Investments, Principal Only Investments residuals, inverse IO's, super floaters, any other instruments with similar economic risk factors and any bonds backed in whole or in part by any of the foregoing (including component or "kitchen sink" bonds).

           "Rollover Amount" shall have the meaning provided in Section 7.05(b).

           "S&P" shall mean Standard & Poor's Ratings Group and its successors.

           "S&P Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by S&P to the senior unsecured long-term debt of an Issuer.

           "S&P Equivalent Rating" shall mean, with respect to any Investment Grade Security or Non-Investment Grade Security, the rating given such security by S&P or the S&P equivalent rating of the rating given such security by Moody's or NAIC, it being understood that if any such security is rated by more than one of S&P, Moody's and NAIC and any of such ratings (or the S&P equivalent of such ratings) differ, then the S&P Equivalent Rating for such security shall be the lower or lowest, as the case may be, of such ratings (or the S&P equivalent of such ratings).

           "SAP" shall mean, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 11.08(a).

           "Scheduled Repayments" shall have the meaning provided in Section 3.03(i)(a).

           "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

           "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

           "Section 3.05(e)(ii) Certificate" shall have the meaning provided in
Section 3.05(e)(ii).

           "Security Agreement" shall mean the Amended and Restated Security Agreement substantially in the form of Exhibit H hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof).

           "SelectCare" shall mean SelectCare of Texas, LLC, a Georgia limited liability company.

           "Stock" shall mean all the Stock as defined in the Pledge Agreement.

           "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower. In any event, each of SelectCare, Golden Triangle Physician Alliance and Heritage Physician Networks shall be deemed to be a Subsidiary of the Borrower.

           "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower which is a Non-Regulated Company; provided that (i) none of the Initially Excluded Subsidiaries shall be a Subsidiary Guarantor on the Effective Date and (ii) neither Golden Triangle nor Heritage Physician Networks shall be a Subsidiary Guarantor.

           "Subsidiary Guaranty" shall mean the Amended and Restated Subsidiary Guaranty substantially in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof).

           "Surplus Increase" shall mean, with respect to each Asset Sale effected by a Regulated Insurance Company, the increase in Adjusted Statutory Capital and Surplus of such Regulated Insurance Company as a result of such Asset Sale.

           "Surplus Note" shall mean the surplus note dated as of July 30, 1999, as amended, issued by American Exchange to the Borrower.

           "Tax Benefit" shall have the meaning provided in Section 3.05(c).

           "Tax Sharing Agreements" shall mean all tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries.

           "Taxes" shall have the meaning provided in Section 3.05(a).

           "Term Loan" and "Term Loans" shall have the respective meanings provided in Section 1.01(a), including each Existing Term Loan.

           "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule 1 directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Sections 2.02 and/or 8.

           "Term Loan Facility" shall mean the Facility evidenced by the Total Term Loan Commitment.

           "Term Loan Maturity Date" shall mean March 31, 2009.

           "Term Note" shall mean a promissory note substantially in the form of Exhibit B-1, and all renewals and extensions of all or any part thereof.


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
           "Total Adjusted Capital" shall mean "Total Adjusted Capital" as defined by the NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC (or any term substituted therefor by the NAIC).

           "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

           "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

           "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

           "Total Unutilized Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment at such time less (i) the Outstanding Amount of all Revolving Loans at such time and (ii) the Outstanding Amount of all L/C Obligations at such time.

           "TPA EBITDA" shall mean, for any period for the TPA Operations on a Combined basis, an amount equal to the TPA Net Income for such period plus the following to the extent deducted in calculating such TPA Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the TPA Operations for such period and (iii) the amount of depreciation and amortization expense deducted in determining such TPA Net Income.

           "TPA Net Income" shall mean, for any period for the TPA Operations on a Combined basis, the net income of the TPA Operations (excluding extraordinary gains but including extraordinary losses) for such period determined in accordance with GAAP.

           "TPA Operations" shall mean WorldNet and its Subsidiaries that are Non-Regulated Companies and any other Subsidiary of the Borrower that is a Non-Regulated Company but is not a Subsidiary of a Regulated Insurance Company and that is engaged in an administrative services business similar to that of the TPA Operations on the Effective Date.

           "Transaction" shall mean, collectively, (i) the Acquisition, (ii) the incurrence or deemed incurrence by the Borrower of Loans hereunder on the Initial Borrowing Date and (iii) the payment of fees and expenses in connection with the foregoing.

           "Transaction Documents" shall mean, collectively, (i) the Acquisition Documents and (ii) the Credit Documents.

           "Trust Preferred Securities" shall mean (i) the Floating Rate Junior Subordinated Deferrable Interest Debentures issued by the Borrower pursuant to the Indenture dated as of December 4, 2002 (as amended, modified or supplemented from time to time), between the Borrower and State Street Bank and Trust Company of Connecticut, National Association, as trustee, and the guaranty executed in connection therewith, (ii) the Floating Rate Junior Subordinated Deferrable Interest Debentures issued by the Borrower pursuant to the Indenture dated as of March 27, 2003 (as amended, modified or supplemented from time to time), between the Borrower and Wells Fargo Bank, National Association, as trustee, and the guaranty executed in connection therewith, (iii) the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures issued by the Borrower pursuant to the Indenture dated as of May 15, 2003 (as amended, modified or supplemented from time to time), between the Borrower and U.S. Bank National Association, as debenture trustee, and the guaranty executed in connection therewith, (iv) the Floating Rate Junior Subordinated Debt Securities issued by the Borrower


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pursuant to the Indenture dated as of May 22, 2003 (as amended, modified or supplemented from time to time), between the Borrower and the Wilmington Trust Company, as trustee, and the guaranty executed in connection therewith, (v) the Floating Rate Junior Subordinated Deferrable Interest Debentures issued by the Borrower pursuant to the Indenture dated as of October 29, 2003 (as amended, modified or supplemented from time to time), between the Borrower and U.S. Bank National Association, as debenture trustee, and the guaranty executed in connection therewith and (vi) any floating rate or fixed rate junior subordinated deferrable interest debentures in an aggregate amount up to $31,000,000, issued by the Borrower after the Effective Date pursuant to an indenture and guaranty executed in connection therewith having terms (including subordination provisions, redemption or prepayment rights or obligations, tenor, deferral of interest rights, covenants and defaults) no less favorable to the Banks than those set forth in the Trust Preferred Securities described in clause
(i) preceding as such Trust Preferred Securities are in effect on the Effective Date.

           "Type" shall mean a Base Rate Loan or a Eurodollar Loan.

           "UCC" shall mean the Uniform Commercial Code, as the same may be amended from time to time.

           "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

           "Unreimbursed Amount" shall have the meaning provided in Section 1.07(c)(i).

           "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less (i) the Outstanding Amount of all Revolving Loans made by such Bank at such time and
(ii) such Bank's pro rata share of the Outstanding Amount of all L/C Obligations at such time.

           "U.S. Government Obligations" shall mean and include (A) securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt and (B) to the extent in each case having an S&P Equivalent Rating of AAA, obligations issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, the Student Loan Marketing Association and the Federal Home Loan Bank.

           "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.


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           "WorldNet" shall mean WorldNet Services Corp., a Florida corporation.

           "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

SECTION 10. The Administrative Agent.

           10.01 Appointment.

          (a) Each Bank hereby irrevocably appoints, designates and authorizes Bank of America as the Administrative Agent (such term as used in this Section 10 to include Bank of America acting as Collateral Agent) to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) Each Bank hereby authorizes and directs the Collateral Agent to enter into the Collateral Documents and to take such action on its behalf under the provisions of the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Collateral Documents, together with such powers as are reasonably incidental thereto. In any case, each Bank agrees that any action taken by the Collateral Agent under the Collateral Documents with the consent or at the request of the Required Banks (or each Bank if required by Section 11.13) shall be binding upon all the Banks. The Collateral Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from any Bank, from time to time before an Event of Default, to take any action with respect to any of the Collateral that may be necessary to perfect and maintain the Collateral Agent's Liens and security interests in the Collateral. The Collateral Agent has no obligation whatsoever to any Bank or to any other Person (except to use the same standard of care that it ordinarily uses for collateral for its sole benefit) to assure that the Collateral exists or is owned by the applicable Credit Party or is cared for, protected, or insured or has been encumbered or that the Collateral Agent's Liens and security interests have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

          (c) The L/C Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.


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           10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

           10.03 Liability of the Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document (other than the obligation of the Administrative Agent to ascertain whether payments on the Obligations have been made on their scheduled due dates), or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

           10.04 Reliance by the Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4 that are applicable on or prior to the Initial Borrowing Date, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Initial Borrowing Date specifying its objection thereto.


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           10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

           10.06 Credit Decision; Disclosure of Information by the Administrative Agent. Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

           10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative


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Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Total Commitments, the expiration or termination of all Letters of Credit, the payment of all other Obligations and the resignation of the Administrative Agent.

           10.08 The Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

           10.09 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 30 days' notice to the Banks; provided that any such resignation by Bank of America shall also constitute its resignation as the L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Bank, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Section
11.01 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor administrative agent as provided for above.

           10.10 Administrative Agent May File Proofs of Claim. In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial


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proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) To file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Banks and the Administrative Agent under Sections 1.07(i) and (j), 2.01 and 11.01(a)) allowed in such judicial proceeding; and

          (b) To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.01 and 11.01(a).

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

           10.11 Other Agents; Arrangers and Managers. None of the Banks or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Banks, those applicable to all Banks as such. Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 11. Miscellaneous.

           11.01 Payment of Expenses and Taxes; Indemnification by the Borrower.

          (a) The Borrower agrees (i) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse the Administrative Agent, the Collateral Agent and each Bank for all costs and


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     expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under the Bankruptcy Code or other debtor relief laws), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording and other out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Collateral Agent or any Bank. All amounts due under this Section 11.01(a) shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Total Commitments, the expiration or termination of all Letters of Credit and repayment of all other Obligations.

          (b) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Credit Document or other Transaction Document, or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or
     (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; and provided further that such indemnity shall not be available in respect of Taxes, Other Taxes and amounts related thereto, payment with respect to which shall be governed solely by Section 3.05. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar electronic information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Initial Borrowing Date). All amounts due under this Section 11.01(b) shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Total Commitments, the expiration or termination of all Letters of Credit and the repayment, satisfaction or discharge of all the other Obligations.

           11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default has occurred and is continuing, each Bank is


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hereby authorized at any time or from time to time, except to the extent prohibited by applicable law, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank or any other Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank or any other Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank is hereby designated the agent of all other Banks for purposes of effecting set off pursuant to this Section 11.02 and each Credit Party hereby grants to each Bank for such Bank's own benefit and as agent for all other Banks a continuing security interest in any and all deposits, accounts or moneys of such Credit Party maintained from time to time with such Bank.

           11.03 Notices.

          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to clause (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to any Credit Party, to the address, facsimile number, electronic mail address or telephone number of the Borrower specified opposite its signature below or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such Person in a notice to the other parties; and (ii) if to the Administrative Agent, the Collateral Agent, the L/C Issuer or any Bank, to the address, facsimile number, electronic mail address or telephone number specified on Schedule 2 hereto or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such Person in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (x) actual receipt by the relevant party hereto and (y) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid;
     (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of clause (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Section 1 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Banks. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.


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          (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.01, and to distribute Credit Documents for execution by the parties thereto, and may not be used for any other purpose.

          (d) Reliance by Administrative Agent and the Bank. The Administrative Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Except as otherwise provided in Section 3.05(b), the Borrower shall indemnify each Agent-Related Person and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

           11.04 Benefit of Agreement.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of a participation in accordance with the provisions of clause (c) of this Section or (iii) by way of a pledge or assignment of a security interest subject to the restrictions of clause (d) of this Section, (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (c) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund with respect to a Bank, the aggregate amount subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower's consent shall not be required for any assignment of Term Loans by any Bank; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement substantially in the form of Exhibit J, appropriately completed, (the "Assignment and Assumption Agreement"), together with a processing and


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     recordation fee of $3,500 (unless such assignment is being made to an
     Affiliate of the assigning Bank or is being made pursuant to Section 11.15). Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 6.12, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 1.11, 1.12, 3.05 and 11.01 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower shall execute and deliver one or more new Notes to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with clause (c) of this Section.

          (c) Any Bank may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Bank's participations in L/C Obligations) owing to it); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.13 that directly affects such Participant. Subject to clause (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 1.11,
     1.12 and 3.05 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that no Participant shall be entitled to compensation at a greater rate pursuant to any such Section than the Bank that sold such Participant its participation, unless the Borrower has consented to such participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.02 as though it were a Bank, provided such Participant agrees to be subject to Section 11.06(b) as though it were a Bank. In addition, each Bank that transfers or grants any participation to a participant under this Section 11.04(c) shall (i) keep a register, meeting the requirements of U.S. Treasury Regulation Section 5f.163-1(c), relating to each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and (ii) collect prior to the time such Participant receives payments with respect to such participation, from each such Participant the appropriate forms, certificates and statements described in Section 3.05(e) (and updated as required) as if such Participant were a Bank under Section 3.05.

          (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.


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          (e) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its rights and obligations under this Agreement pursuant to clause (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Banks, resign as the L/C Issuer. In the event of any such resignation as the L/C Issuer, the Borrower shall be entitled to appoint from among the Banks a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as the L/C Issuer. If Bank of America resigns as the L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Banks to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 1.07(c)).

          (f) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

          (g) Each Bank initially party to this Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by clause (b) above will upon its becoming party to this Agreement represent, that it is a commercial lender, other financial institution or other "accredited investor" (as defined in SEC Regulation D) which makes loans in the ordinary course of its business or is acquiring the Loans without a view to distribution of the Loans within the meaning of the federal securities laws, and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) through (d), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

           11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent, the Collateral Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, the Collateral Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or the Banks to any other or further action in any circumstances without notice or demand.

           11.06 Payments Pro Rata.

          (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.


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          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Fees or the L/C Obligations held by it, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall (i) purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, or (ii) otherwise share such excess payment with the other Banks so that all of the Banks share in such excess payment on a pro rata basis.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

           11.07 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Bank, or the Administrative Agent or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or other debtor relief laws, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

           11.08 Calculations; Computations.

          (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP or SAP, as the case may be, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks). In addition, except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; provided that (i) if any such accounting principle or policy (whether GAAP or SAP or both) shall change after the Effective Date, the Borrower shall give reasonable notice thereof to the Administrative Agent and each of the Banks and if within 30 days following such notice the Borrower, the Administrative Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section
     11.13 to give effect to such change, and (ii) if at any time the computations determining compliance with Section 7 utilize accounting principles different from those utilized in the financial statements then being furnished to the Banks pursuant to Section 6.01, such financial statements shall be accompanied by reconciliation work-sheets.


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          (b) All computations of interest on Eurodollar Loans and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          (c) All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365/366 days.

           11.09 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

          (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 11.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE OTHER PARTIES HERETO IN ANY OTHER JURISDICTION.

          (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


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           11.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

           11.11 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

           11.12 Headings Descriptive. The headings of the several Sections and sub-Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           11.13 Amendment or Waiver. No amendment or waiver of any provision of this Agreement or any other Credit Document or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Banks and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) Extend or increase the Commitments of any Bank (or reinstate any commitment terminated pursuant to Section 8.10) without the written consent of such Bank;

          (b) Postpone any date fixed by this Agreement or any other Credit Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Credit Document without the written consent of each Bank directly affected thereby;

          (c) Reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.13) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Bank directly affected thereby; provided, however, that only the consent of the Required Banks shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

          (d) Change Section 8.11 or Section 11.06 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Bank;

          (e) Change any provision of this Section or the definition of "Required Banks" or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank;


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          (f) Release any Subsidiary Guarantor from the Guaranty Agreement or release all or substantially all of the Collateral (except as expressly provided in the Collateral Documents or in a transaction permitted by
     Section 7.02) without the written consent of each Bank;

          (g) Permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement without the written consent of each Bank; or

          (h) Change Section 3.03(iii) without the written consent of each Bank holding Term Loans,

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Banks required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Banks required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Credit Document and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Bank may not be increased or extended without the consent of such Bank. For purposes of this Agreement and the other Credit Documents, a Default or an Event of Default that has been waived in writing in accordance with this Section 11.13 shall no longer be deemed continuing, unless such written waiver expressly provides otherwise.

           11.14 Survival.

          (a) All indemnities set forth herein including, without limitation, in
     Section 1.11, 1.12, 3.05, 10.07 or 11.01(b) shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations, the termination of the Total Commitment and the expiration or termination of all Letters of Credit.

          (b) All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

           11.15 Domicile of Loans. Subject to Section 11.04, each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided that the Borrower shall not be responsible for costs arising under Section 1.11 or 3.05 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer; and provided further that, in the case of any transfer to a subsidiary or affiliate of such Bank, the transferring Bank shall maintain a register as provided in Section 11.04(c).


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           11.16 Interest Rate Limitations. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Administrative Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

           11.17 Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent or any Bank on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Banks in connection with the administration and management of this Agreement, the other Credit Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

           11.18 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

           11.19 Severability. If any provision of Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           11.20 USA Patriot Act Notice. Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

           11.21 Entire Agreement. This Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Collateral Agent, the L/C Issuer or the Banks in any other Credit Document shall not be deemed a conflict with this Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE L/C ISSUER, THE BANKS AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

           11.22 Restatement of Original Agreement. The parties hereto agree that, on the Effective Date: (a) the Obligations (as defined in this Agreement) represent, among other things, the restatement, renewal, amendment, extension and modification of the "Obligations" (as defined in the Original Agreement);
(b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede and replace the Original Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for and supersede in their entirety (but do not extinguish, the indebtedness arising under) the promissory notes issued pursuant to the Original Agreement, which existing promissory notes shall be returned to the Administrative Agent promptly after the Initial Borrowing Date, marked "canceled and replaced," and, thereafter, delivered by the Administrative Agent to the Borrower; and (d) the entering into and performance of their respective obligations under the Credit Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the indebtedness under the Original Agreement, all of which indebtedness shall continue under and be governed by this Agreement and the other Credit Documents, except as expressly provided otherwise herein.

                     [Remainder of page intentionally blank.
                            Signature pages follow.]

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.

                                       UNIVERSAL AMERICAN FINANCIAL CORP., as
                                       Borrower

                                       By:  /s/ Robert Waegelein
                                           -------------------------------------
                                           Robert Waegelein, Executive Vice
                                           President and Chief Financial Officer

                                       Address:

                                       Six International Drive, Suite 190
                                       Rye Brook, New York 10573-1068
                                       Tel:  (914) 934-8700
                                       Fax:  (914) 934-0700
                                       E-mail: rbarasch@uafc.com
                                       Attn: Richard A. Barasch





            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.




                                         BANK OF AMERICA, N.A., Individually and
                                         as the Administrative Agent, the
                                         Collateral Agent and the L/C Issuer


                                         By: /s/ Leslie Nannen
                                            ------------------------------------
                                            Name: Leslie Nannen
                                            Title: Principal

















            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.





                                     THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Bank

                                     By: /s/ Carl E. Myrick
                                         ---------------------------------------
                                         Name: Carl E. Myrick
                                         Title: Senior Vice President













            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.



                                            ING CAPITAL LLC, as a Bank

                                            By: /s/ Mark R. Newsome
                                                --------------------------------
                                                Name: Mark R. Newsome
                                                Title: Vice President















            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.



                                            SUNTRUST BANK, as a Bank

                                            By: /s/ Neil D. Clerico
                                               ---------------------------------
                                               Name: Neil D. Clerico
                                               Title: Group Vice President
















            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.



                                     U.S. BANK NATIONAL ASSOCIATION, as a Bank

                                     By: /s/ Eric Hartman
                                        ----------------------------------------
                                         Name: Eric Hartman
                                         Title: Vice President

















            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.



                                            RAYMOND JAMES BANK, FSB, as a Bank

                                            By: /s/ William C. Beiler
                                               ---------------------------------
                                               Name: William C. Beiler
                                               Title: Executive Vice President



















            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.



                                              THE BANK OF NEW YORK, as a Bank

                                              By: /s/ Ben Balkind
                                                 -------------------------------
                                                 Name: Ben Balkind
                                                 Title: Vice President


















            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.


                                   LASALLE BANK NATIONAL ASSOCIATION, as a Bank

                                   By: /s/ Andrew C. Haak
                                       -----------------------------------
                                       Name: Andrew C. Haak
                                       Title: Senior Vice President





















            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page to that certain Amended and Restated Credit Agreement dated as of the date first set forth above, among Universal American Financial Corp., as the Borrower, Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer, and certain Banks party thereto.



                                  HAMILTON FLOATING RATE FUND, LLC, as a Bank

                                  By: /s/ Dean Stephan
                                     ------------------------------------
                                     Name: Dean Stephan
                                     Title: Managing Director




















            SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT